--------------------------------------------------------------------------------

                                 $600,000,000

                           364-DAY CREDIT AGREEMENT

                           dated as of June 26, 2001

                                     among

                            PPL ENERGY SUPPLY, LLC,


                  THE LENDERS FROM TIME TO TIME PARTY HERETO,

                           FIRST UNION NATIONAL BANK
                  as Administrative Agent and Issuing Lender,

                                CITIBANK, N.A.,
                             as Syndication Agent,

                                      and

                              BARCLAYS BANK PLC,

                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                               NEW YORK BRANCH,
                                      and
                                BANK ONE, N.A.,
                            as Documentation Agents


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                               Page
ARTICLE I       DEFINITIONS.................................................................      1
     Section 1.01     Definitions...........................................................      1
ARTICLE II      THE CREDITS.................................................................     17
     Section 2.01     Commitments to Lend...................................................     17
     Section 2.02     Notice of Borrowings..................................................     18
     Section 2.03     Notice to Lenders; Funding of Loans...................................     18
     Section 2.04     Noteless Agreement; Evidence of Indebtedness..........................     19
     Section 2.05     Interest Rates........................................................     20
     Section 2.06     Fees..................................................................     21
     Section 2.07     Adjustments of Commitments............................................     22
     Section 2.08     Maturity of Loans; Mandatory Prepayments..............................     25
     Section 2.09     Optional Prepayments and Repayments...................................     26
     Section 2.10     General Provisions as to Payments.....................................     26
     Section 2.11     Funding Losses........................................................     27
     Section 2.12     Computation of Interest and Fees......................................     27
     Section 2.13     Basis for Determining Interest Rate Inadequate Unfair or
                      Unavailable...........................................................     27
     Section 2.14     Illegality............................................................     28
     Section 2.15     Increased Cost and Reduced Return.....................................     28
     Section 2.16     Taxes.................................................................     29
     Section 2.17     Base Rate Loans Substituted for Affected Euro-Dollar Loans............     31
ARTICLE III.    LETTERS OF CREDIT...........................................................     32
     Section 3.01     Existing Letters of Credit............................................     32
     Section 3.02     Additional Letters of Credit..........................................     32
     Section 3.03     Method of Issuance of Letters of Credit...............................     32
     Section 3.04     Conditions to Issuance of Additional Letters of Credit................     33
     Section 3.05     Purchase and Sale of Letter of Credit Participations..................     33
     Section 3.06     Drawings under Letters of Credit......................................     34
     Section 3.07     Reimbursement Obligations.............................................     34
     Section 3.08     Duties of Issuing Lenders to Lenders; Reliance........................     34

                               TABLE OF CONTENTS
                                  (continued)

                                                                                              Page
     Section 3.09     Obligations of Lenders to Reimburse Issuing Lender for
                      Unpaid Drawings......................................................     35
     Section 3.10     Funds Received from the Borrower in Respect of Drawn
                      Letters of Credit....................................................     36
     Section 3.11     Obligations in Respect of Letters of Credit Unconditional............     36
     Section 3.12     Indemnification in Respect of Letters of Credit......................     37
     Section 3.13     ISP98................................................................     38
ARTICLE IV      CONDITIONS.................................................................     38
     Section 4.01     Conditions to Closing................................................     38
     Section 4.02     Conditions to All Credit Events......................................     40
ARTICLE V       REPRESENTATIONS AND WARRANTIES.............................................     40
     Section 5.01     Status...............................................................     40
     Section 5.02     Authority; No Conflict...............................................     41
     Section 5.03     Legality; Etc........................................................     41
     Section 5.04     Financial Condition..................................................     41
     Section 5.05     Rights to Properties.................................................     41
     Section 5.06     Litigation...........................................................     42
     Section 5.07     No Violation.........................................................     42
     Section 5.08     ERISA................................................................     42
     Section 5.09     Governmental Approvals...............................................     42
     Section 5.10     Investment Company Act...............................................     42
     Section 5.11     Public Utility Holding Company Act...................................     42
     Section 5.12     Subsidiaries, Etc....................................................     43
     Section 5.13     Disclosure...........................................................     43
     Section 5.14     Tax Returns and Payments.............................................     43
     Section 5.15     Compliance with Laws.................................................     44
     Section 5.16     No Default...........................................................     44
     Section 5.17     Environmental Matters................................................     44
ARTICLE VI      COVENANTS..................................................................     45
     Section 6.01     Information..........................................................     45
     Section 6.02     Maintenance of Property; Insurance...................................     47

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     Section 6.03     Conduct of Business and Maintenance of Existence......................     47
     Section 6.04     Compliance with Laws, Etc.............................................     47
     Section 6.05     Books and Records.....................................................     47
     Section 6.06     Use of Proceeds.......................................................     48
     Section 6.07     Receipt of Borrower's Ratings.........................................     48
     Section 6.08     Restriction on Liens..................................................     48
     Section 6.09     Merger or Consolidation...............................................     51
     Section 6.10     Asset Sales...........................................................     51
     Section 6.11     Transactions with Affiliates..........................................     51
     Section 6.12     Restrictive Agreements................................................     52
     Section 6.13     Consolidated Debt to Consolidated Capitalization Ratio................     52
     Section 6.14     Interest Coverage Ratio...............................................     52
     Section 6.15     Indebtedness..........................................................     52
ARTICLE VII     DEFAULTS....................................................................     52
     Section 7.01     Events of Default.....................................................     52
ARTICLE VIII    THE AGENTS..................................................................     55
     Section 8.01     Appointment and Authorization.........................................     55
     Section 8.02     Individual Capacity...................................................     55
     Section 8.03     Delegation of Duties..................................................     55
     Section 8.04     Reliance by the Administrative Agent..................................     55
     Section 8.05     Notice of Default.....................................................     56
     Section 8.06     Non-Reliance on the Agents and Other Lenders..........................     56
     Section 8.07     Exculpatory Provisions................................................     56
     Section 8.08     Indemnification.......................................................     57
     Section 8.09     Resignation; Successors...............................................     57
     Section 8.10     Administrative Agent's Fees; Arranger Fee.............................     58
ARTICLE IXMISCELLANEOUS.....................................................................     58
     Section 9.01     Notices...............................................................     58
     Section 9.02     No Waivers; Non-Exclusive Remedies....................................     59
     Section 9.03     Expenses; Indemnification.............................................     59

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
     Section 9.04     Sharing of Set-Offs...................................................     60
     Section 9.05     Amendments and Waivers................................................     61
     Section 9.06     Successors and Assigns................................................     61
     Section 9.07     Governing Law; Submission to Jurisdiction.............................     63
     Section 9.08     Counterparts; Integration; Effectiveness..............................     64
     Section 9.09     Generally Accepted Accounting Principles..............................     64
     Section 9.10     Usage.................................................................     64
     Section 9.11     WAIVER OF JURY TRIAL..................................................     65
     Section 9.12     Confidentiality.......................................................     65

                               TABLE OF CONTENTS

     Appendices and Schedules:

          Commitment Appendix


          Schedule 3.01          -  Existing Letters of Credit
          Schedule 5.06          -  Litigation
          Schedule 5.12          -  Subsidiaries, Etc.
          Schedule 6.08          -  Existing Liens
          Schedule 6.12          -  Restrictive Agreements
          Schedule 6.15          -  Existing Debt

Exhibits:

          Exhibit A-1 -     Form of Notice of Borrowing
          Exhibit A-2 -     Form of Notice of Conversion/Continuation
          Exhibit A-3 -     Form of Letter of Credit Request
          Exhibit A-4 -     Extension Letter

          Exhibit B   -     Form of Revolving Note

          Exhibit C   -     Form of Assignment and Assumption Agreement

          Exhibit D   -     Form of Opinion of Counsel for the Borrower

               CREDIT AGREEMENT (this "Agreement") dated as of June 26, 2001 among PPL ENERGY SUPPLY, LLC, the LENDERS party hereto from time to time, FIRST UNION NATIONAL BANK, as Administrative Agent and Issuing Lender, CITIBANK, N.A., as Syndication Agent, and BARCLAYS BANK PLC, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH and BANK ONE, N.A., as Documentation Agents.

          PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (together with its successors, the "Borrower"), has requested and the Lenders (as hereinafter defined) have agreed to provide credit facilities to the Borrower in an aggregate principal amount of up to $600,000,000 for the purposes and on the terms and conditions set out in this Agreement.

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01   Definitions.  All capitalized terms used in this
                         -----------
Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth below.

          "Additional Commitment Lender" has the meaning set forth in Section
           ----------------------------
2.07(c)(iii).

          "Additional Letter of Credit" means any letter of credit issued under
           ---------------------------
this Agreement by First Union National Bank, as Issuing Lender, on or after the Closing Date.

          "Adjusted London Interbank Offered Rate" means, for any Interest
           --------------------------------------
Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the nearest 1/100th of 1%) by dividing (i) the London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          "Administrative Agent" means First Union National Bank, in its
           --------------------
capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Lender, an
           ----------------------------
administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

          "Affiliates" means, with respect to any Person, any other Person who
           ----------
is directly or indirectly controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of stock or its equivalent, by contract or otherwise.

          "Agent" means the Administrative Agent, the Syndication Agent or the
           -----
Documentation Agents, and "Agents" means any two or more of them.

          "Agreement" means this Credit Agreement, as amended, restated
           ---------
supplemented or modified from time to time.

          "Applicable Lending Office" means, with respect to any Lender, (i) in
           -------------------------
the case of its Base Rate Loans, its Base Rate Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Applicable Percentage" means, for purposes of calculating (i) the
           ---------------------
applicable interest rate for any day for any Base Rate Loans or Euro-Dollar Loans, (ii) the applicable rate for the Commitment Fee for any day for purposes of Section 2.06(a) or (iii) the applicable rate for the Letter of Credit Fee for any day for purposes of Section 2.06(b), the appropriate applicable percentage set forth below corresponding to then current Borrower's Ratings; provided,
                                                                  --------
that, in the event a rating differential of more than one level exists, the Borrower's Ratings shall be deemed to be one level above the lower of the two ratings; provided, further, that each initial Applicable Percentage shall be
         --------  -------
based on Category C until such time as the Borrower has obtained each Borrower's
Rating:

===============================================================================================================
                     Borrower's                  Applicable             Applicable             Applicable
                       Ratings                 Percentage for         Percentage for      Percentage for Euro-
                    (S&P/Moody's)              Commitment Fees           Base Rate          Dollar Loans and
                                                                           Loans          Letter of Credit Fees
---------------------------------------------------------------------------------------------------------------
Category A:        A-/A3 or higher                   .100%                    0%                      .625%
---------------------------------------------------------------------------------------------------------------
Category B         BBB+/Baa1                         .125%                    0%                      .750%
---------------------------------------------------------------------------------------------------------------
Category C:        BBB/Baa2                          .150%                    0%                      .875%
---------------------------------------------------------------------------------------------------------------
Category D:        BBB-/Baa3                         .225%                 .125%                     1.125%
---------------------------------------------------------------------------------------------------------------
Category E:        BB+/Ba1 or lower or               .275%                 .500%                     1.500%
                   unrated
=============================================================================================================

          "Applicable Utilization Fee" means on any day the appropriate
           --------------------------
applicable percentage set forth below corresponding to (a) the percentage of the aggregate of the Lenders' Revolving Commitments outstanding represented by the aggregate Loans plus the aggregate Letter of Credit Liabilities outstanding on such day and (b) the then current highest Borrower

Rating; provided, that, in the event a rating differential of more than one
        --------
level exists, the Borrower's Ratings shall be deemed to be one level above the lower of the two ratings; provided, further, that the initial Applicable
                          --------  -------
Utilization Fee shall be based on Category C until such time as the Borrower has obtained each Borrower's Rating:

=====================================================================================
                                  Ratings                      Usage * 33% of Total
                               (S&P/Moody's)                       Commitments
-------------------------------------------------------------------------------------

Category A                    A-/A3 or higher                         .125%

-------------------------------------------------------------------------------------
Category B                    BBB+/Baa1                               .125%

-------------------------------------------------------------------------------------
Category C                    BBB/Baa2                                .250%

-------------------------------------------------------------------------------------
Category D                    BBB-/Baa3                               .250%

-------------------------------------------------------------------------------------
Category E                    BB+/Ba1 or lower or                     .250%
                              unrated
=====================================================================================

          "Asset Sale" shall mean any sale of any assets, including by way of
           ----------
the sale by the Borrower or any of its Subsidiaries of equity interests in such Subsidiaries.

          "Assignee" has the meaning set forth in Section 9.06(c).
           --------

          "Assignment and Assumption Agreement" means an Assignment and
           -----------------------------------
Assumption Agreement, substantially in the form of attached Exhibit C, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 9.06(c).

          "Availability Period" means the period from and including the Closing
           -------------------
Date to but excluding the Revolving Termination Date.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended,
           ---------------
or any successor statute.

          "Base Rate" means for any day a rate per annum equal to the higher of
           ---------
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.
           -------------------

* greater than or equal to

          "Base Rate Lending Office" means, as to each Lender, its office
           ------------------------
located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent.

          "Base Rate Loan" means a Loan in respect of which interest is computed
           --------------
on the basis of the Base Rate plus the Applicable Percentage, if any, with respect to Base Rate Loans.

          "Borrower" is defined in the Recital.
           --------

          "Borrower's Rating" means the senior unsecured long-term debt rating
           -----------------
of the Borrower from Moody's or S&P.

          "Borrowing" means a group of Loans of a single Type made by the
           ---------
Lenders on a single date and, in the case of a Euro-Dollar Borrowing, having a single Interest Period.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in Charlotte, North Carolina and New York, New York are authorized by law to close; provided, that, when used in Article III with
                            --------
respect to any action taken by or with respect to any Issuing Lender, the term "Business Day" shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the office at which such Issuing Lender books any Letter of Credit is located; and provided, further,
                                                          --------  -------
that when used with respect to any borrowing of, payment or prepayment of principal of or interest on, or the Interest Period for, a Euro-Dollar Loan, or a notice by the Borrower with respect to any such borrowing payment, prepayment or Interest Period, the term "Business Day" shall also mean that such day is a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Capital Lease" means any lease of property which, in accordance with
           -------------
GAAP, should be capitalized on the lessee's balance sheet.

          "Capital Lease Obligations" means, with respect to any Person, all
           -------------------------
obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Caribou Joint Venture" means the transactions involving the
           ---------------------
contribution of certain assets related to, and interests in, the Martins Creek Units 1 and 2 generating facilities (including any associated common facilities), the Keystone and Conemaugh facilities, the Holtwood and Wallenpaupack facilities and the Griffith facilities to a subsidiary of the Borrower, and the financing and other transactions related thereto.

          "Change of Control" means (i) the acquisition by any Person, or two or
           -----------------
more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of voting stock of PPL Corporation or its successors or

(ii) the failure at any time of PPL Corporation or its successors to own 80% or more of the outstanding shares of the Voting Stock in the Borrower.

          "Closing Date" means the date not later than June 26, 2001 on which
           ------------
the Administrative Agent determines that the conditions specified in or pursuant to Section 4.01 have been satisfied.

          "Commitment" means, with respect to any Lender, the commitment of such
           ----------
Lender to make Revolving Loans under this Agreement as set forth in the Commitment Appendix and to purchase participations in Letters of Credit pursuant to Article III hereof.

          "Commitment Appendix" means the Appendix attached under this Agreement
           -------------------
identified as such.

          "Commitment Fee" has the meaning set forth in Section 2.06(a).
           --------------

          "Consolidated Capitalization" shall mean the sum of, without
           ---------------------------
duplication, (A) the Consolidated Debt of the Borrower, (B) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of the Borrower and minority interests recorded on the Borrower's consolidated financial statements (excluding therefrom the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Statement No. 133 in connection with forward contracts, futures contracts or other derivatives or commodity hedging agreements for the future delivery of electricity or capacity), (C) up to an aggregate amount of $100,000,000 of Hybrid Preferred Securities and (D) up to an aggregate amount of $100,000,000 of Equity-Linked Securities, except that for purposes of calculating Consolidated Capitalization of the Borrower, Consolidated Debt of the Borrower shall exclude Non-Recourse Debt and Consolidated Capitalization of the Borrower shall exclude that portion of shareholder equity attributable to assets securing Non-Recourse Debt.

          "Consolidated Debt" means the consolidated Debt of the Borrower and
           -----------------
its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt of the Borrower shall exclude Non-Recourse Debt and (b) Consolidated Debt of the Borrower shall exclude (i) up to an aggregate amount of $100,000,000 of Hybrid Preferred Securities and (ii) up to an aggregate amount of $100,000,000 of Equity-Linked Securities.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period plus (in each case to the extent deducted in computing such Consolidated Net Income) (i) Consolidated Interest Expense, (ii) provisions for income taxes and (iii) provisions for depreciation and amortization (including amortization of goodwill).

          "Consolidated Interest Expense" means, for any period, the gross
           -----------------------------
interest expense (including, without limitation, that attributable to Capital Leases Obligations or a Synthetic Lease) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Interest Rate

Protection Agreements, but without giving effect to the write-off of expenses associated with the termination of Interest Rate Protection Agreements.

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
net loss) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, excluding the effects of gains or losses on sales of assets (excluding sales of inventory in the ordinary course of business) and other non-cash extraordinary gains or losses.

          "Consolidated Subsidiary" means with respect to any Person at any date
           -----------------------
any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

          "Continuing Lender" means with respect to any event described in
           -----------------
Section 2.07(b) or 2.07(c), a Lender which is neither a Retiring Lender nor a Non-extending Lender, respectively, and "Continuing Lenders" means any two or more of such Continuing Lenders.

          "Corporation"  means a corporation, association, company, joint stock
           -----------
company, limited liability company, partnership or business trust.

          "Credit Event" means a Borrowing or the issuance, renewal or extension
           ------------
of a Letter of Credit.

          "Current Revolving Termination Date" has the meaning set forth in
           ----------------------------------
Section 2.07(c)(i).

          "Debt" of any Person means, without duplication, (i) all obligations
           ----
of such Person for borrowed money, (ii) all obligations of such Person with respect to deposits or advances of any kind, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all Guarantees by such Person of Debt of others, (v) all Capital Lease Obligations and Synthetic Leases of such Person, (vi) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof) and (vii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; provided, however, that "Debt" of such Person does not include (a)
             --------  -------
obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a "financial" or physical transaction), (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business, (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease or (e) obligations associated with the Caribou Joint Venture.

          "Default" means any condition or event which constitutes an Event of
           -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defaulting Lender" means at any time any Lender with respect to which
           -----------------
a Lender Default is in effect at such time.

          "Disclosure Qualification" means that (i) no representation, warranty
           ------------------------
or covenant is made with respect to any information concerning the Agent, any Lender any other lender or collateral agent, any direct or indirect members of, or any Affiliates or agents or other representatives of any of the foregoing,
(ii) no representation, warranty or covenant is made with respect to the terms or effects of or any Person's (other than the Borrower's) rights or obligations under any agreement or document and (iii) any representation, warranty or covenant that is stated to be subject to the Disclosure Qualification in any materials provided to Lenders is subject to the foregoing clauses (i) to (ii) and to the additional qualifications, assumptions and disclaimers set forth in such materials.

          "Documentation Agents" means Barclays Bank PLC, Westdeutsche
           --------------------
Landesbank Girozentrale, New York Branch and Bank One, N.A., in their capacity as documentation agent for the Lenders under this Agreement and under the other Loan Documents, and their respective successors or successors in such capacity.

          "Dollars" and the sign "$" means lawful money of the United States of
           -------
America.

          "Effective Date" means the date this Agreement becomes effective in
           --------------
accordance with Section 9.08.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that such bank
                                                       --------
is acting through a branch or agency located and licensed in the United States; or (iii) a Person that is primarily engaged in the business of commercial banking and that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) and is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary.

          "Environmental Laws" means any and all federal, state and local
           ------------------
statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes.

          "Environmental Liabilities" means all liabilities (including
           -------------------------
anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower or any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to matters covered by Environmental Laws.

          "Equity-Linked Securities" means any securities of the Borrower or any
           ------------------------
of its Subsidiaries which are convertible into, or exchangeable for, equity securities of the Borrower, such Subsidiary or PPL Corporation, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Borrower, any of its Subsidiaries or PPL Corporation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, or any successor statute.

          "ERISA Group" means the Borrower and all members of a controlled group
           -----------
of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

          "Euro-Dollar Lending Office" means, as to each Lender, its office,
           --------------------------
branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Borrowing" means a Borrowing comprised of Euro-Dollar
           ---------------------
Loans.

          "Euro-Dollar Loan" means a Loan in respect of which interest is
           ----------------
computed on the basis of the Adjusted London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation.

          "Euro-Dollar Reserve Percentage" of any Lender for the Interest Period
           ------------------------------
of any LIBOR Rate Loan means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          "Event of Default" has the meaning set forth in Section 7.01.
           ----------------

          "Existing Credit Agreements" means, collectively, (i) the $750,000,000
           --------------------------
Amended and Restated 364-Day Revolving Credit Agreement dated as of June 28, 2000 among PPL Electric Utilities Corporation (f/k/a PP&L, Inc.) and PPL Capital Funding, Inc. (f/k/a PP&L Capital Funding, Inc.), as Borrowers, PPL Corporation, as Guarantor of the obligations of PPL Capital Funding, Inc., First Union National Bank, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, Citibank, N.A., as Documentation Agent, and the lenders from time to time party thereto, as amended through the date hereof, and (ii) the $300,000,000 5-Year Revolving Credit Agreement dated as of November 20, 1997 among PPL Electric Utilities Corporation (f/k/a PP&L, Inc.) and PPL Capital Funding, Inc. (f/k/a PP&L Capital Funding, Inc.), as Borrowers, PPL Corporation, as Guarantor of the obligations of PPL Capital Funding, Inc., the lenders from time to time party thereto and The Chase Manhattan Bank, as Fronting Bank, Collateral Agent and Agent for such lenders, as amended through the date hereof.

          "Existing Debt" means the Debt outstanding on the Closing Date and
           -------------
listed on Schedule 6.15 hereto.

          "Existing Letters of Credit" means the letters of credit issued before
           --------------------------
the Closing Date pursuant to the Existing Credit Agreements and listed in attached Schedule 3.01, and "Existing Letter of Credit" means any one of them.

          "Extension Letter" means a letter from the Borrower to the
           ----------------
Administrative Agent requesting an extension of the Revolving Termination Date substantially in the form of Exhibit A-4 hereto.

          "Federal Funds Rate" means for any day the rate per annum (rounded
           ------------------
upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fee Letter" means the letter designated as such dated as of May 1,
           ----------
2001 by the Administrative Agent and First Union Securities, Inc., as Co-Lead Arranger and Sole Book Manager, addressed to and acknowledged and agreed to by the Borrower.

          "Financial Projections" means (a) any forward looking statement
           ---------------------
(within the meaning of the Securities Act of 1933 and the rules and regulations thereunder) and (b) any "prospective financial statement, financial forecast or financial projection" (as defined in guidelines published by the American Institute of Certified Public Accountants).

          "Fronting Fee" has the meaning set forth in Section 2.06(b).
           ------------

          "GAAP" means United States generally accepted accounting principles
           ----
applied on a consistent basis.

          "Governmental Authority" means any federal, state or local government,
           ----------------------
authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

          "Group of Loans" means at any time a group of Loans consisting of (i)
           --------------
all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans of the same Type having the same Interest Period at such time;

provided, that, if a Loan of any particular Lender is converted to or made as a
--------
Base Rate Loan pursuant to Sections 2.14 or 2.17, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" of or by any person means any obligation, contingent or
           ---------
otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided,
                                                                      --------
however, that the term Guarantee shall not include endorsements for collection
-------
or deposit in the ordinary course of business.

          "Hazardous Substances" means any toxic, caustic or otherwise hazardous
           --------------------
substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Hybrid Preferred Securities" means any trust preferred securities, or
           ---------------------------
deferrable interest subordinated debt with a maturity of at least 20 years, in each case similar to PPL Electric Utilities Corporation's existing Trust Preferred Securities (TOPrS), issued by the Borrower, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary of the Borrower, as the case may be, and (B) payments made from time to time on the subordinated debt.

          "Indemnitee" has the meaning set forth in Section 9.03(b).
           ----------

          "Interest Period" means with respect to each Euro-Dollar Loan, a
           ---------------
period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Conversion/Continuation and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided, that:
                   --------

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clauses (iii) and (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

               (iii) if any Interest Period includes a date on which a payment of principal of the Loans is required (based on circumstances existing at the first day of such Interest Period) to be made under Section 2.08 but does not end on such date, then (x) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

               (iv) no Interest Period shall end after the Revolving Termination Date.

          "Interest Rate Protection Agreements" means any agreement providing
           -----------------------------------
for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended, or any successor statute.

          "Issuing Lender" means (i) First Union National Bank, in its capacity
           --------------
as an issuer of Letters of Credit under Section 3.02, and its successor or successors in such capacity and (ii) each Lender listed in Schedule 3.01 hereto as the issuer of an Existing Letter of Credit.

          "Lender" means each bank or other lending institution listed in the
           ------
Commitment Appendix as having a Revolving Commitment, each Eligible Assignee that becomes a Lender pursuant to Section 9.06(c) and their respective successors and shall include, as the context may require and each Issuing Lender in such capacity.

          "Lender Default" means (i) the failure (which has not been cured) of
           --------------
any Lender to make available any Loan or any reimbursement for a drawing under a Letter of Credit which in either case it is obligated to make available under the terms and conditions of this Agreement or (ii) a Lender having notified the Administrative Agent and the Borrower that such Lender does not intend to comply with its obligations under Article II following the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Letter of Credit" means an Existing Letter of Credit or an Additional
           ----------------
Letter of Credit, and "Letters of Credit" means any combination of the foregoing.

          "Letter of Credit Commitment" means the lesser of (i) $350,000,000 and
           ---------------------------
(ii) the aggregate Revolving Commitment.

          "Letter of Credit Fee" has the meaning set forth in Section 2.06(b).
           --------------------

          "Letter of Credit Liabilities" means, for any Lender at any time, the
           ----------------------------
product derived by multiplying (i) the sum, without duplication, of (A) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (B) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time by (ii) the quotient derived by dividing such Lender's Revolving Commitment by the aggregate of the Revolving Commitments of all Revolving Lenders.

          "Letter of Credit Request" has the meaning set forth in Section 3.03.
           ------------------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan, and "Loans" means
           ----
any combination of the foregoing.

          "Loan Documents" means this Agreement and the Revolving Notes,
           --------------
collectively.

          "London Interbank Offered Rate" means, for any Euro-Dollar Loan for
           -----------------------------
any Interest Period, the interest rate for deposits in Dollars for a period of time comparable to such Interest Period which appears on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period; provided, however, if more than one rate is specified
                         --------  -------
on Telerate page 3750, the applicable rate shall be the arithmetic means of all such rates. If for any reason such rate is not available, the term "London Interbank Offered Rate" means for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period of time comparable to such Interest Period; provided, however, that if more than one such rate is
                      --------  -------
specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If for any reason the London interbank offered rate is not available on either Telerate page 3750 or Reuters Screen LIBO Page, the term "London Interbank Offered Rate" means for any Interest Period, the rate per annum at which deposits in Dollars are offered to First Union National Bank in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of First Union National Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Mandatory Letter of Credit Borrowing" has the meaning set forth on
           ------------------------------------
Section 3.09

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Effect" means (i) any material adverse effect upon
           -----------------------
the business, assets, financial condition or operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Revolving Notes or the other Loan Documents or (iii) a material adverse effect on the validity or enforceability of this Agreement, the Revolving Notes or any of the other Loan Documents.

          "Material Debt" means Debt (other than the Revolving Notes) of the
           -------------
Borrower and/or one or more of its Restricted Subsidiaries in an a principal or face amount exceeding $40,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate
           -------------
Unfunded Liabilities in excess of $5,000,000.

          "Moody's" means Moody's Investors Service, Inc., a Delaware
           -------
corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

          "Multiemployer Plan" means at any time an employee pension benefit
           ------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "New Lender" means with respect to any event described in Section
           ----------
2.07(b), an Eligible Assignee which becomes a Lender hereunder as a result of such event, and "New Lenders" means any two or more of such New Lenders.

          "Non-Defaulting Lender" means each Lender other than a Defaulting
           ---------------------
Lender, and "Non-Defaulting Lenders" means any two or more of such Lenders.

          "Non-Extending Lender" has the meaning set forth in Section
           --------------------
2.07(c)(i).

          "Non-Recourse Debt" shall mean Debt that is nonrecourse to the
           -----------------
Borrower or any Restricted Subsidiary.

          "Non-U.S. Lender" has the meaning set forth in Section 2.16(e).
           ---------------

          "Notice of Borrowing" has the meaning set forth in Section 2.02
           -------------------

          "Notice of Conversion/Continuation" has the meaning set forth in
           ---------------------------------
Section 2.05(d)(ii).

          "Obligations" means:
           -----------

               (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan, fees payable or Reimbursement Obligation under, or any Revolving Note issued pursuant to, this Agreement or any other Loan Document;

               (ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant this Agreement or any other Loan Document;

               (iii) all expenses of the Agents as to which such Agents have a right to reimbursement under Section 9.03(a) hereof or under any other similar provision of any other Loan Document; and

               (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.03 hereof or under any other similar provision of any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

          "Other Taxes" has the meaning set forth in Section 2.16(b).
           -----------

          "Parent" means PPL Corporation, a Pennsylvania corporation, and its
           ------
successors.

          "Parent Guarantee" means the Guarantee Agreement dated as of the date
           ----------------
of this Agreement of the Parent in favor of the Administrative Agent and the Lenders, as amended, restated, supplemented or modified from time to time.

          "Participant" has the meaning set forth in Section 9.06(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Permitted Business" with respect to any Person means a business that
           ------------------
is the same or similar to the business of the Borrower or any Subsidiary as of the date hereof, or any business reasonably related thereto.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (including a
           ----
Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by First
           ----------
Union National Bank in Charlotte, North Carolina from time to time as its Prime Rate.

          "Quarterly Date" means the last Business Day of each March, June,
           --------------
September and December.

          "Refinanced Agreements" means the Existing Credit Agreements and, in
           ---------------------
each case, all instruments, documents and agreements relating thereto, in all cases as in effect on the Closing Date.

          "Register" has the meaning set forth in Section 9.06(e).
           --------

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System, as amended, or any successor regulation.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as amended, or any successor regulation.

          "Reimbursement Obligations" means at any time all obligations of the
           -------------------------
Borrower to reimburse the Issuing Lenders pursuant to Section 3.07 for amounts paid by the Issuing Lenders in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 3.09.

          "Replacement Date" has the meaning set forth in Section 2.07(b).
           ----------------

          "Replacement Lender" has the meaning set forth in Section 2.07(b).
           ------------------

          "Required Lenders" means at any time Non-Defaulting Lenders having at
           ----------------
least 51% of the aggregate amount of the Revolving Commitments of all Non-Defaulting Lenders or, if the Revolving Commitments shall have been terminated, having at least 51% of the aggregate amount of the Revolving Outstandings of the Non-Defaulting Lenders at such time.

          "Restricted Subsidiary" means each Subsidiary listed on Schedule 5.12
           ---------------------
and each other Subsidiary designated by the Borrower as a "Restricted Subsidiary" in writing to the Administrative Agent; provided, that, each
                                                    --------
Restricted Subsidiary shall be a direct Wholly-Owned Subsidiary of the Borrower or a Restricted Subsidiary.

          "Retiring Lender" means a Lender that ceases to be a Lender hereunder
           ---------------
pursuant to the operation of Section 2.07(b).

          "Revolving" means, when used with respect to (i) a Lender's
           ---------
Commitment, such Lender's Revolving Commitment, as such Revolving Commitment may be reduced from time to time pursuant to Sections 2.07, 2.08 or 9.06(c) or increased from time to time pursuant to Section 9.06(c), (ii) a Borrowing, a Borrowing made by the Borrower under Section 2.01, as identified in the Notice of Borrowing with respect thereto, or a Mandatory Letter of Credit Borrowing,
(iii) a Loan, a Loan made under Section 2.01; provided, that, if any such loan
                                              --------
or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Revolving Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be, and (iv) a Revolving Note, a promissory note, substantially in the form of Exhibit B hereto, issued at the request of a Lender evidencing the obligation of the Borrower to repay outstanding Revolving Loans.

          "Revolving Outstandings" means at any time, with respect to any
           ----------------------
Lender, the sum of (i) the aggregate principal amount of such Lender's outstanding Revolving Loans plus (ii) the aggregate amount of such Lender's outstanding Letter of Credit Liabilities.

          "Revolving Termination Date" means the date 364 days from the date of
           --------------------------
this Agreement (or, if such day is not a Business Day, the next preceding Business Day) or such later date to which the Revolving Termination Date may from time to time be extended pursuant to Section 2.07(c) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw
           ---
Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

          "Special Purpose Subsidiary" means any Wholly-Owned Subsidiary
           --------------------------
(regardless of the form of organization) of the Borrower formed solely for the purpose of, and which engages in no other activities except those necessary for, effecting financings related to Synthetic Leases.

          "Standby Letter of Credit" has the meaning set forth in Section 3.02.
           ------------------------

          "Subsidiary" means, any Corporation a majority of the outstanding
           ----------
Voting Stock of which is owned, directly or indirectly, by the Borrower or one or more other Subsidiaries of the Borrower.

          "Syndication Agent" means Citibank, N.A., in its capacity as
           -----------------
syndication agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity.

          "Synthetic Lease" means any synthetic lease, tax retention operating
           ---------------
lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Taxes" has the meaning set forth in Section 2.16(a).
           -----

          "Type", when used in respect of any Loan or Borrowing, shall refer to
           ----
the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the
           -------------
States and the District of Columbia, but excluding its territories and possessions.

          "Voting Stock" means stock (or other interests) of a Corporation
           ------------
having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Wholly-Owned Subsidiary" means, with respect to any Person at any
           -----------------------
date, any Subsidiary of such Person all of the Voting Stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

                                   ARTICLE II

                                  THE CREDITS

     Section 2.01   Commitments to Lend.  Each Lender severally agrees, on the
                    -------------------
terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower pursuant to this Section 2.01 from time to time during the Availability Period in amounts such that its Revolving Outstandings shall not exceed its Revolving Commitment; provided, that, immediately after giving effect to each
                      --------
such Revolving Loan, the aggregate Revolving Outstandings of all Lenders shall not exceed the aggregate amount of the Revolving Commitments of all Lenders. Each Revolving Borrowing (other than Mandatory Letter of Credit Borrowings) shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolving Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or, to the extent permitted by Section 2.09, prepay, Revolving Loans and reborrow under this Section 2.01.

          Section 2.02   Notice of Borrowings.  The Borrower shall give the
                         --------------------
Administrative Agent notice substantially in the form of Exhibit A-1 hereto (a "Notice of Borrowing") not later than (a) 11:30 A.M. (Charlotte, North Carolina time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (Charlotte, North Carolina time) on the third Business Day before each Euro-Dollar Borrowing, specifying:

               (i)   the date of such Borrowing, which shall be a Business Day;

               (ii)  the aggregate amount of such Borrowing;

               (iii) the initial Type of the Loans comprising such Borrowing;
     and

               (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than 6 Groups of Euro-Dollar Loans shall be outstanding at any one time, and any Loans which would exceed such limitation shall be made as Base Rate Loans.

          Section 2.03   Notice to Lenders; Funding of Loans.
                         -----------------------------------

          (a) Notice to Lenders.  Upon receipt of a Notice of Borrowing, the
              -----------------
Administrative Agent shall promptly notify each Lender of such Lender's ratable share (if any) of the Borrowing referred to in the Notice of Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Funding of Loans.  Not later than (a) 1:00 P.M. (Charlotte, North
              ----------------
Carolina time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (Charlotte, North Carolina time) on the date of each Euro-Dollar Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, the Administrative Agent shall apply any funds so received in respect of Revolving Loans available to the Borrower at the Administrative Agent's address not later than (a) 3:00 P.M. (Charlotte, North Carolina time) on the date of each Base Rate Borrowing and (b) 2:00 P.M. (Charlotte, North Carolina time) on the date of each Euro-Dollar Borrowing.

          (c) Funding By the Administrative Agent in Anticipation of Amounts Due
              ------------------------------------------------------------------
from the Lenders. Unless the Administrative Agent shall have received notice
----------------
from a Lender prior to the date of any Borrowing (except in the case of a Base Rate Borrowing, in which case prior to the time of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the

Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05, in the case of the Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

          (d) Obligations of Lenders Several. The failure of any Lender to make
              ------------------------------
a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing.

          Section 2.04   Noteless Agreement; Evidence of Indebtedness.
                         --------------------------------------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the
                                             --------  -------
failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (d) Any Lender may request that its Revolving Loans be evidenced by a Revolving Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender. Thereafter, the Revolving Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06(b)) be represented by one or more Revolving Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06(b), except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

          Section 2.05   Interest Rates.
                         --------------

          (a)  Interest Rate Options. The Loans shall, at the option of the
               ---------------------
Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Euro-Dollar Loans.

          (b)  Base Rate Loans. Each Loan which is made as, or converted into, a
               ---------------
Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Percentage, if any, for Base Rate Loans for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (c)  Euro-Dollar Loans. Each Euro-Dollar Loan shall bear interest on
               -----------------
the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate for such Interest Period plus the Applicable Percentage for Euro-Dollar Loans for such day plus the Applicable Utilization Fee for such day, if any; provided, that if any Euro-Dollar Loan or any portion
                          --------
thereof shall, as a result of clause (iii) of the definition of Interest Period, have an Interest Period of less than one month, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the sum of
(A) the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due plus (B) the Applicable Percentage for Euro-Dollar Loans for such day plus (C) the Applicable Utilization Fee, if any, (or, if the circumstance described in Section 2.13 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d)  Method of Electing Interest Rates.
               ---------------------------------

               (i) Subject to Section 2.05(a), the Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, with respect to each Group of Loans, the Borrower shall have the option (A) to convert all or any part of (y) so long as no Default or Event of Default is in existence on the date of conversion, outstanding Base Rate Loans to Euro-Dollar Loans and (z) outstanding Euro-Dollar Loans to Base Rate Loans; provided, that in each case that the amount so converted shall be equal to
     --------
     $10,000,000 or any larger multiple of $1,000,000, or (B) upon the expiration of any Interest Period applicable to outstanding Euro-Dollar Loans, so long as no Default or Event of Default is in existence on the date of continuation, to continue all or any portion of such Loans equal to

     $10,000,000 and any larger multiple of $1,000,000 in excess of that amount as Euro-Dollar Loans. The Interest Period of any Base Rate Loan converted to a Euro-Dollar Loan pursuant to clause (A) above shall commence on the date of such conversion. The succeeding Interest Period of any Euro-Dollar Loan continued pursuant to clause (B) above shall commence on the last day of the Interest Period of the Loan so continued. Euro-Dollar Loans may only be converted on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 2.17.

               (ii) The Borrower shall deliver a written notice of each such conversion or continuation (a "Notice of Conversion/Continuation") to the Administrative Agent no later than (A) 12:00 Noon (Charlotte, North Carolina time) at least three Business Days before the date of the proposed conversion to, or continuation of, a Euro-Dollar Loan and (B) 11:30 A.M. (Charlotte, North Carolina time) on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2 attached hereto and shall specify: (A) the Group of Loans (or portion thereof) to which such notice applies, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the aggregate amount of the Loans being converted/continued, (D) an election between the Base Rate and the Adjusted London Interbank Offered Rate and (E) in the case of a conversion to, or a continuation of, Euro-Dollar Loans, the requested Interest Period. Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent shall give each Lender prompt notice of the contents thereof and such Lender's pro rata share of all conversions and continuations requested therein. If no timely Notice of Conversion/Continuation is delivered by the Borrower as to any Euro-Dollar Loan, and such Loan is not repaid by the Borrower at the end of the applicable Interest Period, such Loan shall be converted automatically to a Base Rate Loan on the last day of the then applicable Interest Period.

          (e)  Determination and Notice of Interest Rates. The Administrative
               ------------------------------------------
Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to Euro-Dollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error.

          Section 2.06   Fees.
                         ----

          (a)  Commitment Fees. The Borrower shall pay to the Administrative
               ---------------
Agent for the account of each Lender a fee (the "Commitment Fee") for each day at a rate per annum equal to the Applicable Percentage for the Commitment Fee for such day. The Commitment Fee shall accrue from and including the Effective Date to but excluding the last day of the

Availability Period on the amount by which such Lender's Revolving Commitment exceeds the sum of its Revolving Outstandings on such day, and shall be payable on the last day of each March, June, September and December and on the Revolving Termination Date.

          (b)  Letter of Credit Fees. The Borrower shall pay to the
               ---------------------
Administrative Agent a fee (the "Letter of Credit Fee") for each day at a rate per annum equal to the Applicable Percentage for the Letter of Credit Fee for such day plus the Applicable Utilization Fee for such day, if any. The Letter of Credit Fee shall accrue from and including the Effective Date to but excluding the last day of the Availability Period on the aggregate amount available for drawing under any Letters of Credit outstanding on such day and shall be payable for the account of the Lenders ratably in proportion to their participations in such Letter(s) of Credit. In addition, the Borrower shall pay to each Issuing Lender a fee (the "Fronting Fee") in respect of each Letter of Credit issued by such Issuing Lender computed at the rate of .125% per annum on the average amount available for drawing under such Letter(s) of Credit. Fronting Fees shall be due and payable quarterly in arrears on each Quarterly Date and upon the first day after the Revolving Termination Date upon which no Letters of Credit remain outstanding. In addition, the Borrower agrees to pay to each Issuing Lender, upon each issuance of, payment under, and/or amendment of, a Letter of Credit, such amount as shall at the time of such issuance, payment or amendment be the administrative charges and expenses which such Issuing Lender is customarily charging for issuances of, payments under, or amendments to letters of credit issued by it.

          (c)  Payments. Except as otherwise provided in this Section 2.06,
               --------
accrued fees under this Section 2.06 in respect of Loans and Letter of Credit Liabilities shall be payable quarterly in arrears on each Quarterly Date, on the last day of the Availability Period and, if later, on the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety. Fees paid hereunder shall not be refundable under any circumstances.

          Section 2.07   Adjustments of Commitments.
                         --------------------------

          (a)  Optional Termination or Reductions of Commitments (Pro-Rata). The
               ------------------------------------------------------------
Borrower may, upon at least three Business Days' notice to the Administrative Agent, (i) terminate the Revolving Commitments, if there are no Revolving Outstandings at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Revolving Commitments in excess of the aggregate Revolving Outstandings. Upon receipt of any such notice, the Administrative Agent shall promptly notify the Lenders. If the Revolving Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

          (b)  Optional Termination of Commitments (Non-Pro-Rata). If (i) any
               --------------------------------------------------
Lender has demanded compensation or indemnification pursuant to Sections 2.13, 2.14, 2.15 or 2.16, (ii) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 2.14 or (iii) any Lender is a Defaulting Lender, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender with one or more Eligible Assignees (which may be one or more of the Continuing Lenders) (each a "Replacement Lender" and, collectively, the "Replacement Lenders") reasonably acceptable to the Administrative Agent. The replacement of a Retiring Lender pursuant to this Section 2.07(b) shall be effective on the tenth Business Day (the "Replacement Date") following the date of notice of such replacement to the Retiring Lender and each Continuing Lender through the Administrative Agent, subject to the satisfaction of the following conditions:

               (i) the Replacement Lender shall have satisfied the conditions to assignment and assumption set forth in Section 9.06(c) (with all fees payable pursuant to Section 9.06(c) to be paid by the Borrower) and, in connection therewith, the Replacement Lender(s) shall pay:

                    (A) to the Retiring Lender an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Retiring Lender, (y) all unpaid drawings that have been funded by (and not reimbursed to) the Retiring Lender under Section 3.10, together with all accrued but unpaid interest with respect thereto and (z) all accrued but unpaid fees owing to the Retiring Lender pursuant to
               Section 2.07; and

                    (B) to the Issuing Lenders an amount equal to the aggregate amount owing by the Retiring Lender to the Issuing Lenders as reimbursement pursuant to Section 3.09, to the extent such amount was not theretofore funded by such Retiring Lender; and

               (ii) the Borrower shall have paid to the Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in clause (i)(A) above).

          On the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender hereunder, and the Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of this Agreement
                               --------
(including, without limitation, the provisions of Sections 2.11, 2.15, 2.16 and 9.03) shall continue to govern the rights and obligations of a Retiring Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

          In lieu of the foregoing, upon express written consent of a majority of the Continuing Lenders, the Borrower shall have the right to terminate the Revolving Commitment of a Retiring Lender in full. Upon payment by the Borrower to the Administrative Agent for the account of the Retiring Lender of an amount equal to the sum of (i) the aggregate principal amount of all Loans and Letter of Credit Liabilities held by the Retiring Lender and (ii) all accrued interest, fees and other amounts owing to the Retiring Lender hereunder, including, without limitation, all amounts payable by the Borrower to the Retiring Lender under Sections 2.11, 2.15, 2.16 or 9.03, such Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of this Agreement
                               --------
(including, without limitation, the provisions of Sections 2.11, 2.15, 2.16 and 9.03) shall continue to govern the rights and obligations of a Retiring Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

          (c)  Optional Extensions of Commitments.
               ----------------------------------

               (i) The Borrower may, by sending an Extension Letter to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), not less than 30 days and not more than 60 days prior to the Revolving Termination Date then in effect (the "Current Revolving Termination Date"), request that the Lenders extend the Revolving Termination Date so that it will occur 364 days after the Current Revolving Termination Date. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given not less than 15 days and not more than 30 days prior to the Current Revolving Termination Date, advise the Administrative Agent in writing whether or not such Lender agrees to such extension (each Lender that so advises the Administrative Agent that it will not extend the Revolving Termination Date being referred to herein as a "Non-extending Lender"); provided, that any Lender that does
                                             --------
     not advise the Administrative Agent by the 15th day prior to the Current Revolving Termination Date shall be deemed to be a Non-extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.

               (ii) (A) If Lenders holding Revolving Commitments that aggregate at least 51% of the aggregate Commitments of the Lenders on or prior to the 15th day prior to the Current Revolving Termination Date shall not have agreed to extend the Revolving Termination Date, then the Current Revolving Termination Date shall not be so extended and the outstanding principal balance of all loans and other amounts payable hereunder shall be payable on the Current Revolving Termination Date. (B) If (and only if) Lenders holding Revolving Commitments that aggregate at least 51% of the aggregate Commitment of the Lenders on or prior to the 15th day prior to the Current Revolving Termination Date shall have agreed to extend the Revolving Termination Date, then the Revolving Termination Date applicable to the Lenders that are Continuing Lenders shall be the day that is 364 days after the Current Revolving Termination Date. In the event of such extension, the Commitment of each Non-extending Lender shall terminate on the Current Revolving Termination Date, all Loans and other amounts payable hereunder to such Non-extending Lenders shall become due and payable on the Current Revolving Termination Date and the aggregate Commitment of the Lenders hereunder shall be reduced by the aggregate Commitments of Non-extending Lenders so terminated on and after such Current Revolving Termination Date.

               (iii) In the event that the conditions of clause (B) of paragraph
     (ii) above have been satisfied, the Borrower shall have the right on or before the Current Revolving Termination Date, at its own expense, to require any Non-extending Lender to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in (S) 9.06(c)) all its interests, rights and obligations under this Agreement (including with respect to any Letter of Credit Liabilities) to one or more Eligible Assignees (which may include any Lender) (each, an "Additional Commitment Lender"); provided, that (x) such Additional Commitment Lender,
                          --------
     if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld), (y) such assignment shall become effective as of the Current Revolving Termination Date and (z) the Additional Commitment Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-extending Lender hereunder and all other amounts accrued for such Non-extending Lender's account or owed to it hereunder. Notwithstanding the foregoing, no extension of the Revolving Termination Date shall become effective unless, on the Current Revolving Termination Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such paragraphs to the making of a Loan or issuance of a Letter of Credit being deemed to be references to the extension of the Commitments on the Current Revolving Termination Date) and the Administrative Agent shall have received a certificate to that effect dated the Current Revolving Termination Date and executed by a responsible officer of the Borrower.

          Section 2.08   Maturity of Loans; Mandatory Prepayments.
                         ----------------------------------------

          (a)  Scheduled Repayments and Prepayments of Loans; Overline
               -------------------------------------------------------
Repayments.
----------

               (i) The Revolving Loans shall mature on the Revolving Termination Date, and any Revolving Loans or Letter of Credit Liabilities then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable or, in the case of Letters of Credit, cash collateralized pursuant to Section 2.08(a)(ii), on such date.

               (ii) If on any date the aggregate Revolving Outstandings exceed the aggregate amount of the Revolving Commitments, the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), such date an aggregate principal amount of Loans equal to such excess. If the outstanding Revolving Loans have been repaid in full or the Revolving Termination Date shall have occurred and any Letter of Credit Liabilities remain outstanding, the Borrower shall cash collateralize any Letter of Credit Liabilities by depositing in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Administrative Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent such amounts as are necessary so that, after giving effect to the repayment of Revolving Loans and the cash collateralization of Letter of Credit Liabilities pursuant to this subsection, the aggregate Revolving Outstandings do not exceed the aggregate amount of the Revolving Commitments. In determining Revolving Outstandings for purposes of this clause (ii), Letter of Credit Liabilities shall be reduced to the extent that they are cash collateralized as contemplated by this Section 2.08(a)(ii).

          (b)  Applications of Prepayments and Reductions.
               ------------------------------------------

               (i) Each prepayment of Loans pursuant to this Section 2.08 shall be applied ratably to the respective Loans of all of the Lenders.

               (ii) Each payment of principal of the Loans shall be made together with interest accrued on the amount repaid to the date of payment.

               (iii) Each payment of the Loans shall be applied to such Group or Groups of Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

          Section 2.09  Optional Prepayments and Repayments.
                        -----------------------------------

          (a)  Prepayments of Loans.  The Borrower may (i) upon at least one
               --------------------
Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing or (ii) upon at least three Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

          (b)  Notice to Lenders.  Upon receipt of a notice of prepayment
               -----------------
pursuant to this Section 2.09(b), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

          Section 2.10  General Provisions as to Payments.
                        ---------------------------------

          (a)  Payments by the Borrower.  The Borrower shall make each payment
               ------------------------
of principal of and interest on the Loans and Letter of Credit Liabilities and fees hereunder (other than fees payable directly to the Issuing Lenders) not later than 12:00 Noon (Charlotte, North Carolina time) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of or interest on the Base Rate Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b)  Distributions by the Administrative Agent.  Unless the
               -----------------------------------------
Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section  2.11   Funding Losses.  If the Borrower makes any payment of
                     --------------
principal with respect to any Euro-Dollar Loan pursuant to the terms and provisions of this Agreement (any conversion of a Euro-Dollar Loan to a Base Rate Loan pursuant to Section 2.17 being treated as a payment of such Euro-Dollar Loan on the date of conversion for purposes of this Section 2.11) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, convert or prepay any Euro-Dollar Loan after notice has been given in accordance with the provisions of this Agreement, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (and by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided, that
                                                              --------
such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section  2.12  Computation of Interest and Fees.  Interest on Loans based
                    --------------------------------
on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.
All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section  2.13  Basis for Determining Interest Rate Inadequate Unfair or
                    --------------------------------------------------------
Unavailable.  If on or prior to the first day of any Interest Period for any
-----------
Euro-Dollar Loan: (a) Lenders having 50% or more of the aggregate amount of the Revolving Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period; or (b) the Administrative Agent shall determine that no reasonable means exists for determining the Adjusted London Interbank Offered Rate, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans shall be suspended; and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of (or, if at the time the Borrower receives such notice the day is the date of, or the date immediately preceding, the date of such Euro-Dollar Borrowing, by 10:00 A.M. on the date of) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 2.14   Illegality.  If, on or after the date of this Agreement, the
                    ----------
adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either
(i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 2.15   Increased Cost and Reduced Return.
                    ---------------------------------

     (a) Increased Costs.  If after the date hereof, the adoption of any
         ---------------
applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against Letters of Credit issued or participated in by, assets of, deposits with or for the account of or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Revolving Notes, its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Revolving Notes with respect thereto, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts, as determined by such Lender in good faith, as will compensate such Lender for such increased cost or reduction, solely to the extent that any such additional amounts were incurred by the Lender within 90 days of such demand.

     (b) Capital Adequacy.  If any Lender shall have determined that, after the
         ----------------
date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for such reduction, solely to the extent that any such additional amounts were incurred by the Lender within 90 days of such demand.

     (c) Notices.  Each Lender will promptly notify the Borrower and the
         -------
Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 2.16   Taxes.
                    ------

     (a) Payments Net of Certain Taxes.  Any and all payments by the Borrower to
         -----------------------------
or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto, excluding: (i) taxes imposed on or measured by the net income (including branch profits or similar taxes) of, and gross receipts, franchise or similar taxes imposed on, any Agent or any Lender by the jurisdiction (or subdivision thereof) under the laws of which such Lender or Agent is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located, and (ii) in the case of each Lender, any United States withholding tax imposed on such payments, but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.16(a)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, for delivery to such Lender, the original or a certified copy of a receipt evidencing payment thereof.

     (b) Other Taxes.  In addition, the Borrower agrees to pay any and all
         -----------
present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement, any Revolving Note or any other Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement, any Revolving Note or any other Loan Document (collectively, "Other Taxes").

     (c) Indemnification.  The Borrower agrees to indemnify each Lender and each
         ---------------
Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.16(c)), whether or not correctly or legally asserted, paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Borrower by each Lender or Agent seeking indemnification pursuant to this Section 2.16(c). This indemnification shall be paid within 15 days after such Lender or Agent (as the case may be) makes demand therefor.

     (d) Refunds or Credits.  If a Lender or Agent receives a refund, credit or
         ------------------
other reduction from a taxation authority for any Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 15 days from the date of such receipt pay over the amount of such refund, credit or other reduction to the Borrower (but only to the extent of indemnity payments made or additional amounts paid by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund, credit or other reduction), net of all reasonable out-of-pocket expenses of such Lender or Agent (as the case may be) and without interest (other than interest paid by the relevant taxation authority with respect to such refund, credit or other reduction); provided, however, that the Borrower agrees to repay, upon the
            --------  -------
request of such Lender or Agent (as the case may be), the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund or credit to such taxation authority.

     (e) Tax Forms and Certificates.  On or before the date it becomes a party
         --------------------------
to this Agreement, from time to time thereafter if reasonably requested by the Borrower, and at any time it changes its Applicable Lending Office, each Lender organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent: (i) two properly completed and duly executed copies of Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to the benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or (ii) two properly completed and duly executed copies of Internal Revenue Service Form W-8 ECI, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement and the other Loan Documents is effectively connected with the conduct of a trade or business in the United States. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete signed originals of Internal Revenue Service Form W-8 BEN or W-8 ECI, or successor forms, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Non-U.S. Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any other Loan Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or certificate.

     (f) Exclusions.  The Borrower shall not be required to indemnify any Non-
         ----------
U.S. Lender or Agent, or to pay any additional amount to any Non-U.S. Lender or Agent, pursuant to Section 2.16(a), (b) or (c) in respect of Taxes or Other Taxes to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of subsection (e) above.

     (g) Mitigation.  If the Borrower is required to pay additional amounts to
         ----------
or for the account of any Lender pursuant to this Section 2.16, then such Lender will use reasonable efforts (which shall include efforts to rebook the Revolving Loans held by such Lender to a new Applicable Lending Office, or through another branch or affiliate of such Lender) to change the jurisdiction of its Applicable Lending Office if, in the good faith judgment of such Lender, such efforts (i) will eliminate or, if it is not possible to eliminate, reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous, in the sole determination of such Lender, to such Lender. Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     (h) Confidentiality.  Nothing contained in this Section shall require any
         ---------------
Lender or any Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     Section 2.17   Base Rate Loans Substituted for Affected Euro-Dollar Loans.
                    ----------------------------------------------------------
If (a) the obligation of any Lender to make or maintain, or to convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section
2.14 or (b) any Lender has demanded compensation under Section 2.15(a) with respect to its Euro-Dollar Loans and, in any such case, the Borrower shall, by at least four Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

           (i) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

           (ii) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal that would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

                                  ARTICLE III

                               LETTERS OF CREDIT

     Section 3.01   Existing Letters of Credit.  On the Closing Date, each
                    --------------------------
Issuing Lender that has issued an Existing Letter of Credit shall be deemed, without further action by any party to this Agreement, to have sold to each Lender having a Revolving Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Lender, without recourse or warranty, an undivided participation interest in such Existing Letter of Credit and the related Letter of Credit Liabilities in the proportion its Revolving Commitment bears to the aggregate Revolving Commitments.

     Section 3.02   Additional Letters of Credit.  The Issuing Lender agrees, on
                    ----------------------------
the terms and conditions set forth in this Agreement, to issue Letters of Credit from time to time before the 5th day prior to the Revolving Termination Date for the account, and upon the request, of the Borrower and in support of such obligations of the Borrower that are acceptable to the Issuing Lender (each such letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit"); provided, that, immediately after each Letter of Credit is
                     --------
issued, (A) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (B) the Revolving Outstandings shall not exceed the aggregate amount of the Revolving Commitments.

     Section 3.03   Method of Issuance of Letters of Credit.  The Borrower shall
                    ---------------------------------------
give the Issuing Lender notice substantially in the form of Exhibit A-3 to this Agreement (a "Letter of Credit Request") of the requested issuance or extension of a Letter of Credit prior to 1:00 P.M. (Charlotte, North Carolina time) on the proposed date of the issuance or extension of Standby Letters of Credit (which shall be a Domestic Business Day) (or such shorter period as may be agreed by the Issuing Lender in any particular instance), specifying the date such Letter of Credit is to be issued or extended and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Lender, the Issuing Lender shall timely give such notice of termination unless it has theretofore timely received a Letter of Credit Request and the other conditions to issuance of a Letter of Credit have theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year; provided, that no Letter of Credit shall have a term extending or be so
--------
extendible beyond the fifth Business Day before the Revolving Termination Date.


     Section 3.04   Conditions to Issuance of Additional Letters of Credit.  The
                    ------------------------------------------------------
issuance by the Issuing Lender of each Additional Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that (i) such Letter of Credit shall be satisfactory in form and substance to the Issuing Lender, (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested and (iii) the Issuing Lender shall have confirmed on the date of (and after giving effect to) such issuance that (A) the aggregate amount of all Letter of Credit Liabilities will not exceed the Letter of Credit Commitment and (B) the aggregate Revolving Outstandings will not exceed the aggregate amount of the Revolving Commitments. Notwithstanding any other provision of this Section 3.04, the Issuing Lender shall not be under any obligation to issue any Additional Letter of Credit if: any order, judgment or decree of any governmental authority shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Additional Letter of Credit, or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Additional Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Additional Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.

     SECTION 3.05   Purchase and Sale of Letter of Credit Participations.  Upon
                    -----------------------------------------------------
the issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Lender, without recourse or warranty, an undivided participation interest in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Revolving Commitment bears to the aggregate Revolving Commitments (although the Fronting Fee payable under Section 2.06(b) shall be payable directly to the Administrative Agent for the account of the applicable Issuing Lender, and the Lenders (other than such Issuing Lender) shall have no right to receive any portion of any such Fronting
Fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 9.06(c), there shall be an automatic adjustment to the participations in all outstanding Letters of Credit and Letter of Credit

Liabilities to reflect the adjusted Revolving Commitments of the assigning and assignee Lenders or of all Lenders having Revolving Commitments, as the case may be.

     Section 3.06   Drawings under Letters of Credit.  Upon receipt from the
                    ---------------------------------
beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the Issuing Lender determines that any such drawing shall be honored, such Issuing Lender shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Borrower as to the amount to be paid as a result of such drawing and the payment date.

     Section 3.07   Reimbursement Obligations.  The Borrower shall be
                    --------------------------
irrevocably and unconditionally obligated forthwith to reimburse the applicable Issuing Lender for any amounts paid by such Issuing Lender upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the Issuing Lender may pay or incur relative to such drawing and interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (i) at or before 1:00 P.M. (Charlotte, North Carolina time) on the date the Issuing Lender notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (Charlotte, North Carolina time) on such date or (ii) at or before 10:00 A.M. (Charlotte, North Carolina time) on the next succeeding Business Day; provided, that no payment otherwise required by
                              --------
this sentence to be made by the Borrower at or before 1:00 P.M. (Charlotte, North Carolina time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the Issuing Lender, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (Charlotte, North Carolina time) on such day and such payment is actually made at or before 3:00 P.M. (Charlotte, North Carolina time) on such day. In addition, the Borrower agrees to pay to the Issuing Lender interest, payable on demand, on any and all amounts not paid by the Borrower to the Issuing Lender when due under this
Section 3.07, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. Each payment to be made by the Borrower pursuant to this Section 3.07 shall be made to the Issuing Lender in Federal or other funds immediately available to it at its address referred to
Section 9.01.

     Section 3.08   Duties of Issuing Lenders to Lenders; Reliance.  In
                    -----------------------------------------------
determining whether to pay under any Letter of Credit, the relevant Issuing Lender shall not have any obligation relative to the Lenders participating in such Letter of Credit or the related Letter of Credit Liabilities other than to determine that any document or documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit shall not create for the Issuing Lender any resulting liability if taken or omitted in the absence of gross negligence or willful misconduct. Each Issuing Lender shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of Section 4.02 to establish whether the conditions specified in clauses (c), (d) and (e)
of Section 4.02 are met in connection with any issuance or extension of a Letter of Credit. Each Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Lender and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrower shall have notified such Issuing Lender that such documents do not comply with the terms and conditions of the Letter of Credit. Each Issuing Lender shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, each Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant hereto shall be binding upon all Lenders and all future holders of participations in such Letter of Credit; provided, that this sentence
                                                    --------
shall not affect any rights the Borrower may have against the Issuing Lender or the Lenders that make such request.

     Section 3.09   Obligations of Lenders to Reimburse Issuing Lender for
                    ------------------------------------------------------
Unpaid Drawings.  If any Issuing Lender makes any payment under any Letter of
----------------
Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.07, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (other than the relevant Issuing Lender), and each such Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Lender, such Lender's share of such payment (determined by the proportion its Revolving Commitment bears to the aggregate Revolving Commitments) in Dollars in Federal or other immediately available funds, the aggregate of such payments relating to each unreimbursed amount being referred to herein as a "Mandatory Letter of Credit Borrowing"; provided,
                                                                --------
however, that no Lender shall be obligated to pay to the Administrative Agent
-------
its pro rata share of such unreimbursed amount for any wrongful payment made by the relevant Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence by such Issuing Lender. If the Administrative Agent so notifies a Lender prior to 11:00 A.M. (Charlotte, North Carolina time) on any Business Day, such Lender shall make available to the Administrative Agent at its address referred to in Section 9.01 and for the account of the relevant Issuing Lender such Lender's pro rata share of the amount of such payment by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day following such Lender's receipt of notice from the Administrative Agent, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to such Issuing Lender). The failure of any Lender to make available to the Administrative Agent for the account of an Issuing Lender its pro rata share of any unreimbursed drawing under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its pro rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuing Lender such other Lender's pro rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this Section 3.09, such Lender shall be subrogated to the rights of the Issuing Lender against the Borrower to the extent of such Lender's pro rata share of the related Letter of Credit Liabilities (including interest accrued thereon). If any Lender fails to pay any amount required to be paid by it pursuant to this Section 3.09 on the date on which such payment is due, interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, whether before or after judgment, at a rate per annum equal to (i) for each day from the date such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant Issuing Lender and (ii) for each day thereafter, the sum of 2% plus the rate applicable to its Base Rate Loans for such day. Any payment made by any Lender after 3:00 P.M. (Charlotte, North Carolina time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

     Section 3.10  Funds Received from the Borrower in Respect of Drawn Letters
                   ------------------------------------------------------------
of Credit.  Whenever an Issuing Lender receives a payment of a Reimbursement
----------
Obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the Lenders pursuant to Section 3.09 above, such Issuing Lender shall pay the amount of such payment to the Administrative Agent, and the Administrative Agent shall promptly pay to each Lender which has paid its pro rata share thereof, in Dollars in Federal or other immediately available funds, an amount equal to such Lender's pro rata share of the principal amount thereof and interest thereon for each day after relevant date of payment at the Federal Funds Rate.

     Section 3.11   Obligations in Respect of Letters of Credit Unconditional.
                    ----------------------------------------------------------
The obligations of the Borrower under Section 3.07 above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

     (a) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

     (b) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

     (c) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

     (d) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

     (e) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (f) payment under a Letter of Credit against presentation to an Issuing Lender of a draft or certificate that does not comply with the terms of such Letter of Credit; provided, that the relevant Issuing Lender's determination
                  --------
that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of such Issuing Lender; or

     (g) any other act or omission to act or delay of any kind by any Issuing Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Nothing in this Section 3.11 is intended to limit the right of the Borrower to make a claim against any Issuing Lender for damages as contemplated by the proviso to the first sentence of Section 3.12.
-------

     Section 3.12   Indemnification in Respect of Letters of Credit.  The
                    ------------------------------------------------
Borrower hereby indemnifies and holds harmless each Lender (including each Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights which the Borrower may have against such defaulting Lender), and none of the Lenders (including any Issuing Lender) nor the Administrative Agent, their respective affiliates nor any of their respective officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any of the circumstances enumerated in
Section 3.11, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of such indemnitee, including without limitation, any government acts, or (v) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided, that the Borrower shall not be required
                             --------
to indemnify any Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim against such Issuing Lender for direct (but not consequential) damages suffered by it, to the extent found by a court of competent jurisdiction in a final, non-appealable judgment or order to have been caused by (i) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Issuing Lender's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 3.12 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     Section 3.13  ISP98.  The rules of the "International Standby Practices
                   ------
1998" (the "ISP98") as published by the ICC most recently at the time of issuance of any Standby Letter of Credit shall apply to such Letter of Credit unless otherwise expressly provided in such Letter of Credit.

                                  ARTICLE IV

                                  CONDITIONS

     Section 4.01   Conditions to Closing.  The obligation of each Lender to
                    ---------------------
make a Loan or issue a Letter of Credit on the occasion of the first Credit Event hereunder is subject to the satisfaction of the following conditions:

     (a)  Effectiveness.  This Agreement shall have become effective in
          -------------
accordance with Section 9.08.

     (b)  Revolving Notes.  On or prior to the Closing Date, the Administrative
          ---------------
Agent shall have received a duly executed Revolving Note for the account of each Lender requesting delivery of a Revolving Note pursuant to Section 2.04.

     (c)  Officers' Certificates.  The Administrative Agent shall have received
          ----------------------
a certificate dated the Closing Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President or the Treasurer of the Borrower stating that (A) on the Closing Date and after giving effect to the Loans and Letters of Credit being made or issued on the Closing Date, no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Closing Date.

     (d)  Proceedings.  On the Closing Date, the Administrative Agent shall have
          -----------
received (i) a copy of the Borrower's certificate of formation certified by the Secretary of State of the State of Delaware; (ii) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the good standing of the Borrower; and (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true, correct and complete copy of the limited liability company agreement of the Borrower, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the managers of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and each other document delivered in connection herewith or therewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of the Borrower executing the Loan Documents to which the Borrower is a party or any other document delivered in connection herewith or therewith.

     (e) Opinions of Counsel.  On the Closing Date, the Administrative Agent
         -------------------
shall have received from counsel to the Borrower, opinions addressed to the Administrative Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-1 hereto and covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent or the Required Lenders may reasonably request.

     (f) Repayment of Refinanced Agreements. The Administrative Agent shall be
         ----------------------------------
satisfied that no later than as of the Closing Date, the commitments under the Refinanced Agreements shall be terminated, all loans outstanding under the Refinanced Agreements shall be repaid in full, together with accrued interest thereon (including, without limitation, any prepayment premium), all letters of credit issued thereunder shall be terminated or shall become Letters of Credit under this Agreement and all other amounts owing pursuant to the Refinanced Agreements shall be repaid in full.

     (g) Financial Statements.  The Administrative Agent and each Lender shall
         --------------------
have received and be satisfied with the (i) the audited consolidated financial statements of each of the Parent and the Borrower's predecessors for the fiscal year ending December 31, 2000, audited by PricewaterhouseCoopers LLP, or other nationally recognized independent public accountants, and containing an opinion of such firm that such financial statements present fairly, in all material respects, the financial position and results of operations of (i) the Parent and its Consolidated Subsidiaries and (ii) the Borrower and its Consolidated Subsidiaries, in each case are prepared in conformity with GAAP, and (ii) unaudited, consolidated, interim financial statements of the Parent for the fiscal quarter ending March 31, 2001.

     (h) Consents.  All necessary governmental (domestic or foreign), regulatory
         --------
and third party approvals, if any, in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

     (i) Parent Guarantee.  The Administrative Agent shall have received a duly
         ----------------
executed copy of the Parent Guarantee, which shall be in full force and effect.

     (j) Borrower's Structure.  The corporate and capital structure of the
         --------------------
Borrower and its Subsidiaries, including, without limitation, the Borrower's direct or indirect ownership of the Restricted Subsidiaries, shall be satisfactory to the Administrative Agent in its reasonable discretion.

     (k) Payment of Fees.  All costs, fees and expenses due to the
         ---------------
Administrative Agent, the Co-Lead Arrangers and the Lenders on or before the Closing Date shall have been paid.

     (l) Counsel Fees.  The Administrative Agent shall have received full
         ------------
payment from the Borrower of the fees and expenses of Mayer, Brown & Platt described in Section 9.03 which are billed through the Closing Date.

     (m) Other Materials.  The Administrative Agent shall have received such
         ---------------
other assurances, certificates, documents, consents or opinions as the Administrative Agent, any Issuing Lender or the Required Lenders may reasonably request, in each case in form and substance satisfactory to the Administrative Agent.

     Section 4.02   Conditions to All Credit Events.  The obligation of any
                    -------------------------------
Lender to make a Loan on the occasion of any Borrowing, and the obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) the fact that the Closing Date shall have occurred;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, or receipt by the Issuing Lender of a Letter of Credit Request as required by Section 3.03;

     (c) the fact that, immediately before and after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing;

     (d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Credit Event (except for the representations in Section 5.12 and 5.13, which shall be deemed only to relate to the matters referred to therein on and as of the Closing Date); and

     (e) Since December 31, 2000, there shall have been no change in the business, assets, financial condition or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, which materially adversely affects the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document.

Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (c), (d) and (e) of this Section.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     Section 5.01   Status.  The Borrower is a limited liability company duly
                    ------
organized, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company authority to make and perform this Agreement and each other Loan Document to which it is a party.

     Section 5.02   Authority; No Conflict.  The execution, delivery and
                    ----------------------
performance by the Borrower of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary limited liability company action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its limited liability company agreement, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Borrower is a party.

     Section 5.03   Legality; Etc.  This Agreement and each other Loan Document
                    -------------
(other than the Revolving Notes) to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, and the Revolving Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification.

     Section 5.04   Financial Condition.
                    -------------------

     (a) Audited Financial Statements.  The consolidated balance sheet of the
         ----------------------------
Borrower's predecessors as of December 31, 2000 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Administrative Agent and the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower's predecessors as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) Interim Financial Statements.  The unaudited consolidated balance sheet
         ----------------------------
of the Borrower's predecessors as of March 31, 2001 and the related unaudited consolidated statements of income and cash flows for the three months then ended, copies of which will be delivered to each of the Administrative Agent and the Lenders not later than August 1, 2001, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower's predecessors as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end audit adjustments).

     (c) Material Adverse Change.  Since December 31, 2000 there has been no
         -----------------------
change in the business, assets, financial condition or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, that would materially and adversely affect the Borrower's ability to perform any of its obligations under this Agreement, the Revolving Notes or the other Loan Documents.

     Section 5.05   Rights to Properties.  The Borrower and its Restricted
                    --------------------
Subsidiaries have good and valid fee, leasehold, easement or other right, title or interest in or to all the properties necessary to the conduct of their business as conducted on the date hereof and as presently proposed to be conducted, except to the extent the failure to have such rights or interests would not have a Material Adverse Effect.

     Section 5.06   Litigation.  Except as disclosed in Schedule 5.06 hereto, in
                    ----------
the financial statements provided pursuant to Sections 4.01(g) or 6.01 or otherwise furnished in writing to the Administrative Agent, no litigation, arbitration or administrative proceeding against the Borrower is pending or, to the Borrower's knowledge, threatened, which, if determined adversely, would materially and adversely affect the ability of Borrower to perform any of its obligations under this Agreement, the Revolving Notes or the other Loan Documents. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Borrower, threatened which questions the validity of this Agreement or the other Loan Documents to which it is a party.

     Section 5.07   No Violation.  No part of the proceeds of the borrowings by
                    ------------
hereunder will be used, directly or indirectly by the Borrower for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".

     Section 5.08   ERISA.  Each member of the ERISA Group has fulfilled its
                    -----
obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Material Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 5.09   Governmental Approvals.  No authorization, consent or
                    ----------------------
approval from any Governmental Authority is required for the execution, delivery and performance by the Borrower of this Agreement, the Revolving Notes and the other Loan Documents to which it is a party, except such authorizations, consents and approvals as have been obtained prior to the Closing Date and are in full force and effect.

     Section 5.10   Investment Company Act.  The Borrower is not an "investment
                    ----------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.11   Public Utility Holding Company Act.  The Borrower is not a
                    ----------------------------------
"holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.12   Subsidiaries, Etc.  Set forth in Schedule 5.12 hereto is a
                    -----------------
complete and correct list as of the Closing Date of the Restricted Subsidiaries of the Borrower, together with, for each such Subsidiary, the jurisdiction of organization of such Subsidiary. Except as disclosed in Schedule 5.12 hereto, as of the Closing Date, (i) each such Subsidiary is a Wholly-Owned Subsidiary of the Borrower and (ii) each such Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational powers to carry in its businesses as now conducted.

     Section 5.13   Disclosure.
                    ----------

     (a) Subject to the Disclosure Qualification, the written information that has been made available to the Administrative Agent and the Lenders, (each such Person a "Relying Person") by the Borrower or its officers or employees (the foregoing, collectively, "Representatives") prior to the Closing Date in connection with the entering into and performance of this Agreement, taken as a whole and as modified or supplemented from time to time prior to the Closing Date, except to the extent the same is stated to be as of an earlier date, is true and correct in all material respects on the date hereof and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements were made; provided, that the reference to factual information herein does not
           --------
include any Financial Projections or other projections or forward-looking information; and provided, further, that such reference to factual information
                 --------  -------
does not include copies of the appraisal and reports of the Independent Consultants referred to in clause (b).

     (b) The Borrower has heretofore provided to ICF Consulting and S&W Consultants (the "Independent Consultants") solely in order to assist the Independent Consultants in connection with their market appraisal and engineering reports previously delivered to the Administrative Agent certain information regarding the certain generation assets of certain of the Borrower and its Subsidiaries. All written factual and historical data provided to the Independent Consultants was correct in all material respects in light of the circumstances under which it was provided; provided, that, the Borrower makes no
                                           --------
representation or warranty as to any projections or other forward-looking information, including any Financial Projections, and the Borrower takes no responsibility for the conclusions, or as to any projections or other forward-looking information, including any Financial Projections, of the Independent Consultants.

     The Borrower is not obligated to supplement any information or projection or other materials referred to in this Section 5.13 after the Closing Date.

     Section 5.14   Tax Returns and Payments.  The Borrower and each of its
                    ------------------------
Restricted Subsidiaries has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or its Restricted Subsidiaries, as the case may be, shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect.

     Section 5.15   Compliance with Laws.  To the knowledge of the Borrower or
                    --------------------
any of its Restricted Subsidiaries, the Borrower and each of its Restricted Subsidiaries is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or
(b) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations under this Agreement, the Revolving Notes or any other Loan Document to which it is a party.

     Section 5.16   No Default.  No Default or Event of Default has occurred and
                    ----------
is continuing.

     Section 5.17   Environmental Matters.
                    ---------------------

     (a) Except (i) as disclosed in or contemplated by Schedule 5.6 hereto or in the financial statements provided pursuant to Sections 4.01(g) or 6.01 or otherwise furnished to the Administrative Agent in writing, or (ii) to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or could result from the matters referred to in clauses
(a) through (c), inclusive, would not reasonably be expected to result in a Material Adverse Effect, to the Borrower's or any of its Subsidiaries' knowledge:

         (i) no notice, notification, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed nor is any investigation or review pending or threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any of its Subsidiaries of any Environmental Law, (B) alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or release of Hazardous Substances;

         (ii) no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries; and

         (iii) no property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or any property to which the Borrower or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's or any of its Subsidiaries' knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

     (b) To the Borrower's or any of its Subsidiaries' knowledge, there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) For purposes of this Section 5.17, the terms "the Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower of any of its Subsidiaries from the time such business or business entity became a Subsidiary of the Parent.

                                  ARTICLE VI

                                   COVENANTS

     The Borrower agrees that so long as any Lender has any Commitment hereunder or any amount payable hereunder or under any Revolving Note or other Loan Document remains unpaid or any Letter of Credit Liability remains outstanding:

     Section 6.01   Information.  The Borrower will deliver or cause to be
                    -----------
delivered to each of the Lenders:

     (a) Annual Financial Statements.  Within 120 days after the end of each
         ---------------------------
fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis.

     (b) Quarterly Financial Statements.  Within 60 days after the end of each
         ------------------------------
of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Borrower; provided, that,
                                                               --------
the financial statements required to be delivered pursuant to this Section 6.01(b) for the fiscal quarter ended March 31, 2001 shall be delivered no later than August 1, 2001.

     (c) Officer's Certificate.  Simultaneously with the delivery of each set of
         ---------------------
financial statements referred to in subsections (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Borrower, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Sections 6.13 and 6.14 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

     (d) Default.  Forthwith upon acquiring knowledge of the occurrence of any
         -------
Default or Event of Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

     (e) Change in Borrower's Ratings.  Upon the chief executive officer, the
         ----------------------------
president, any vice president or any senior financial officer of the Borrower obtaining knowledge of any change in either Borrower's Rating, a notice of such Borrower's Rating in effect after giving effect to such change.

     (f) Securities Laws Filing.  Within 120 days after the end of each fiscal
         ----------------------
year, a copy of any Form 10-K Report to the SEC and within 60 days after the end of each of the first three quarters in each fiscal year, a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC.

     (g) ERISA Matters.  If and when any member of the ERISA Group:  (i) gives
         -------------
or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a lien or the posting of a bond or other security, a copy of such notice, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

     (h) Other Information.  From time to time such additional financial or
         -----------------
other information regarding the financial condition, results of operations, properties, assets or business of the Borrower or of any of its Subsidiaries as any Lender may reasonably request.

     Section 6.02   Maintenance of Property; Insurance.
                    ----------------------------------

     (a) Maintenance of Properties.  The Borrower will keep, and will cause each
         -------------------------
of its Restricted Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear, unless the Borrower determines in good faith that the continued maintenance of any of such properties is no longer economically desirable and so long as the failure to so maintain such properties would not reasonably be expected to have a Material Adverse Effect.

     (b) Insurance.  The Borrower will maintain, or cause to be maintained,
         ---------
insurance with financially sound (determined in the reasonable judgment of the Borrower) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Restricted Subsidiaries operate.

     Section 6.03   Conduct of Business and Maintenance of Existence.  The
                    ------------------------------------------------
Borrower will (i) continue, and will cause each of its Restricted Subsidiaries to continue, to engage only in businesses of the same general type as now conducted by the Borrower and its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (ii) except as otherwise permitted in Section 6.09, preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective limited liability company (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 6.04   Compliance with Laws, Etc.  The Borrower will comply, and
                    -------------------------
will cause each of its Restricted Subsidiaries to comply, with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) non-compliance could not reasonably be expected to have a Material Adverse Effect.

     Section 6.05   Books and Records.  The Borrower (i) will keep, and will
                    -----------------
cause each of its Restricted Subsidiaries to keep, proper books of record and account in conformity with GAAP and (ii) will permit representatives of the Administrative Agent and each of the Lenders to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that,
                                                                 --------
the rights created in this Section 6.05 to "visit", "inspect", "discuss" and copy shall not extend to any matters which the Borrower deems, in good faith, to be confidential, unless the Administrative Agent and any such Lender agree in writing to keep such matters confidential.

     Section 6.06   Use of Proceeds.  The proceeds of the Loans made under this
                    ---------------
Agreement will be used by the Borrower for general corporate purposes, including as a commercial paper backstop, of the Borrower and its Subsidiaries. The Borrower will request the issuance of Letters of Credit solely for general corporate purposes of the Borrower and its Subsidiaries. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock within the meaning of Regulation U.

     Section 6.07   Receipt of Borrower's Ratings.  The Borrower shall receive
                    -----------------------------
each Borrower's Rating no later than 180 days after the date of this Agreement.

     Section 6.08   Restriction on Liens.  The Borrower will not, nor will it
                    --------------------
permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Restricted Subsidiary (including, without limitation, their Voting Stock), except:

     (a) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (b) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

     (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variances and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;

     (e) Liens existing on the Closing Date and described in Schedule 6.08 hereto;

     (f) judgment Liens arising from judgments which secure payment of legal obligations that would not constitute a Default under Section 7.01;

     (g) any vendor's Liens, purchase money Liens or any other Lien on any property or asset acquired by the Borrower or any of its Restricted Subsidiaries after the date hereof existing on any such property or asset at the time of acquisition thereof (and not created in anticipation thereof); provided, that,
                                                               --------
in any such case no such Lien shall extend to or cover any other asset of the Borrower or such Restricted Subsidiaries, as the case may be;

     (h) Liens, deposits and/or similar arrangements to secure the performance of bids, tenders or contracts (other than contracts for borrowed money), public or statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, including Liens to secure obligations under agreements relating to the purchase and sale of any commodity (including power purchase and sale agreements, any commodity hedge or derivative regardless of whether any such transaction is a "financial" or "physical transaction");

     (i) Liens on assets of the Borrower and its Restricted Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

     (j) rights reserved to or vested in any municipality or public authority to control or regulate any asset of the Borrower or any of its Restricted Subsidiaries or to use such asset in a manner which does not materially impair the use of such asset for the purposes for which it is held by the Borrower or any of its Restricted Subsidiaries;

     (k) irregularities in or deficiencies of title to any asset which do not materially adversely affect the use of such property by the Borrower or any of its Restricted Subsidiaries in the normal course of its business;

     (l) any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into the Borrower or any of its Restricted Subsidiaries and not created in contemplation of such event;

     (m) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset; provided, that any such Lien attaches to such asset, solely to
            --------
extent of the value of the obligation secured by such Lien, concurrently with or within 180 days after the acquisition, construction or improvement thereof:

     (n) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to
Section 103(b) of the Internal Revenue Code of 1986, as amended, to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property;

     (o) rights of lessees arising under leases entered into by the Borrower or any of its Restricted Subsidiaries as lessor, in the ordinary course of business;

     (p) with respect to PPL Interstate Energy Company, any Liens other than Liens securing Debt of PPL Interstate Energy Company;

     (q) any Liens on or reservations with respect to governmental and other licenses, permits, franchises, consents and allowances; any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

     (r) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; marine equipment; airplanes, helicopters and other flight equipment; and parts, accessories and supplies used in connection with any of the foregoing;

     (s) any Liens on furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

     (t) Liens securing letters of credit entered into in the ordinary course of business;

     (u) Liens granted on the capital stock of Subsidiaries that are not Restricted Subsidiaries for the purpose of securing the obligations of such Subsidiaries;

     (v) Liens in addition to those permitted by clauses (a) through (u) on the property or assets of a Special Purpose Subsidiary arising in connection with the lease of such property or assets through one or more Synthetic Lease financings;

     (w) Liens by any Wholly-Owned Subsidiary of the Borrower or any Restricted Subsidiary for the benefit of the Borrower or any such Restricted Subsidiary;

     (x) Liens arising in respect of the Caribou Investments Joint Venture; provided, that the aggregate value of the obligations secured by such Liens
--------
shall not at any time exceed $500,000,000;

     (y) Liens on property which is the subject of a Capital Lease Obligation designating the Borrower or any of its Restricted Subsidiaries as lessee and all right, title and interest of the Borrower or any of its Restricted Subsidiaries in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as a security; provided, that the aggregate
                                                    --------
fair market value of the obligations subject to such Liens shall not at any time exceed $500,000,000;

     (z) Liens on property which is the subject of one or more leases designating the Borrower or any of its Restricted Subsidiaries as lessee and all right, title and interest of the Borrower or any of its Restricted Subsidiaries in and to such property and in, to and under any such lease agreement, whether or not any such lease agreement is intended as a security;

     (aa) Liens arising out of the refinancing, extension, renewal or refunding of any Debt or other obligation secured by any Lien permitted by clauses (a) through (aa) of this Section; provided, that such Debt or other obligation is
                              --------
not increased and is not secured by any additional assets;

     (bb) other Liens on assets or property of the Borrower or any of its Restricted Subsidiaries, other than Liens on the Voting Stock of the Borrower in its Restricted Subsidiaries, so long as the aggregate value of the obligations secured by such Liens does not exceed the greater of $250,000,000 or 15% of the total consolidated assets of the Borrower and its Consolidated Subsidiaries as of the most recent fiscal quarter of the Borrower for which financial statements are available.

     Section 6.09   Merger or Consolidation.  The Borrower will not merge with
                    -----------------------
or into or consolidate with or into any other corporation or entity, unless (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or Event Default, (ii) the surviving or resulting person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Borrower under this Agreement, (iii) substantially all of the consolidated assets and consolidated revenues of the surviving or resulting person, as the case may be, are anticipated to come from the utility or energy businesses and (iv) the surviving or resulting person, as the case may be, has senior long-term debt ratings from Moody's and S&P as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Administrative Agent) at least equal to each Borrower's Rating at the end of the fiscal quarter immediately preceding the effective date of such consolidation or merger. No Restricted Subsidiary will merge or consolidate with any other Person if such Restricted Subsidiary is not the surviving or resulting Person, unless such other Person is (a) the Borrower or a successor of the Borrower permitted hereunder or (b) any other Person which is a Wholly-Owned Restricted Subsidiary of the Borrower or a successor of the Borrower permitted hereunder.

     Section 6.10   Asset Sales.   Except for the sale of assets required to be
                    -----------
sold to conform with governmental requirements, the Borrower shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Borrower and its Consolidated Subsidiaries as of the beginning of the Borrower's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of
--------  -------
the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Borrower and its Subsidiaries; (b) if the assets subject to any such Asset Sale are worn out or are no longer useful or necessary in connection with the operation of the businesses of the Borrower or its Subsidiaries; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly-Owned Subsidiary of the Borrower; (d) to the extent the assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with the Caribou Investments Joint Venture; (e) if the proceeds from any such Asset Sale (i) are, within 12 months of such Asset Sale, invested or reinvested by the Borrower or any Subsidiary in a Permitted Business, (ii) are used by the Borrower or a Subsidiary to repay Debt of the Borrower or such Subsidiary, or (iii) are retained by the Borrower or its Subsidiaries; or (f) if, prior to any such Asset Sale, Moody's and S&P confirm the then current Borrower Ratings after giving effect to any such Asset Sale.

     Section 6.11   Transactions with Affiliates.  Neither the Borrower nor any
                    ----------------------------
of its Restricted Subsidiaries will enter into or permit to exist any arrangement or contract with any of their respective Affiliates unless such arrangement or contract (i) has been approved by a Governmental Authority or
(ii) is fair and equitable to the Borrower or its Restricted

Subsidiaries, as the case may be, and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or its Restricted Subsidiaries, as the case may be, with a Person which is not one of its Affiliates. In making any determination as to fairness, equity and prudence, effect shall be given to orders, rules or regulations or any administrative agency, regulatory authority or other governmental body having jurisdiction over the Borrower or its Subsidiaries.

     Section 6.12   Restrictive Agreements.  Except as set forth in Schedule
                    ----------------------
6.12, the Borrower will not permit any of its Restricted Subsidiaries to enter into or assume any agreement prohibiting or otherwise restricting the ability of any Restricted Subsidiary to pay dividends or other distributions on its respective equity and equity equivalents to the Borrower or any of its Restricted Subsidiaries.

     Section 6.13   Consolidated Debt to Consolidated Capitalization Ratio.  The
                    ------------------------------------------------------
ratio of Consolidated Debt of the Borrower to Consolidated Capitalization of the Borrower shall not exceed 65% at any time.

     Section 6.14   Interest Coverage Ratio.  The Borrower's ratio of
                    -----------------------
Consolidated EBITDA to Consolidated Interest Expense shall not be less than 2.0 to 1.0 for the four most recently ended consecutive fiscal quarters (except for the fiscal quarters ended June 30, 2001 and September 30, 2001, at the end of which such ratio shall be measured for the most recently ended consecutive two and three fiscal quarters, respectively) of the Borrower (taken as a single accounting period).

     Section 6.15   Indebtedness.  The Borrower will not permit any of its
                    ------------
Restricted Subsidiaries to incur, create, assume or permit to exist any Debt of such Restricted Subsidiaries except:

     (a)  Existing Debt and any extensions, renewals or refinancings thereof;

     (b)  Debt owing to the Borrower or a Wholly-Owned Restricted Subsidiary;

     (c) Debt incurred by either PPL Large Scale Distributed Generation, LLC or PPL Large Scale Distributed Generation II, LLC, in each case solely in respect of Synthetic Lease transactions; provided, that the Debt incurred with respect
                                 --------
to any such Synthetic Lease transaction is nonrecourse to any other Restricted Subsidiary;

     (d)  Non-Recourse Debt; and

     (e) other Debt, the aggregate principal amount of which does not exceed $500,000,000 at any time.

                                  ARTICLE VII

                                   DEFAULTS

     Section 7.01   Events of Default.  If one or more of the following events
                    -----------------
(each an "Event of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of the Loans or shall fail to reimburse when due any drawing under any Letter of Credit; or

     (b) the Borrower shall fail to pay when due any interest on the Loans and Reimbursement Obligations, any fee or any other amount payable hereunder or under any other Loan Document for 5 days following the date such payment becomes due hereunder; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.01(a), (b) or (c), clause (ii) of Sections 6.05, and Sections 6.06, 6.09, 6.10, 6.13, 6.14 and 6.15; or

     (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.01(d) for 10 days after any such failure; or

     (e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a), (b), (c) or (d) above) for 30 days after written notice thereof has been given to the defaulting party by the Administrative Agent, or at the request of the Required Lenders; or

     (f) any representation, warranty or certification made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (g) the Borrower or any Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Debt beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Debt beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity; or

     (h) the Borrower or any Restricted Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary under the Bankruptcy Code; or

     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000; or

     (k) the Borrower or any of its Restricted Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, entered against the Borrower or any such Restricted Subsidiary that is not stayed on appeal or otherwise being appropriately contested in good faith; or

     (l) (i) at any time prior to the release or other termination of the Parent Guarantee solely in accordance with its terms, the Parent Guarantee shall fail to be in full force and effect or to give the Lenders in all material respects the rights, powers and privileges purported to be created thereby or the Parent, or any Person acting on behalf of the Parent, shall so state in writing, (ii) any Event of Default (as defined in the Parent Guarantee) occurs in the due observance or performance by the Parent of any covenant, condition or agreement contained in the Parent Guarantee or (iii) any representation or warranty made by the Parent in the Parent Guarantee or any representation, warranty, statement or information contained in any certificate or financial statement furnished pursuant to the Parent Guarantee, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

     (m)  a Change of Control shall have occurred;

then, and in every such event, while such event is continuing, the Administrative Agent may (A) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments, and the Commitments shall thereupon terminate, and (B) if requested by the Lenders holding more than 50% of the sum of the aggregate outstanding principal amount of the Loans and Letter of

Credit Liabilities at such time, by notice to the Borrower declare the Loans (together with accrued interest and accrued and unpaid fees thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth in clause (A) above), all of which are hereby waived by the Borrower; provided,
                                                                   --------
that, in the case of any Default or any Event of Default specified in clause 7.01(h) or 7.01(i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or any Lender, the Commitments shall thereupon terminate and the Loans (together with accrued interest and accrued and unpaid fees thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                 ARTICLE VIII

                                  THE AGENTS

     Section 8.01   Appointment and Authorization.  Each Lender hereby
                    -----------------------------
irrevocably designates and appoints the Administrative Agent of to act as specified herein and in the other Loan Documents and to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article
VIII. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and Lenders, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof. For the sake of clarity, the Lenders hereby agree that neither the Syndication Agent nor the Documentation Agents shall have any duties or powers with respect to this Agreement or the other Loan Documents.

     Section 8.02   Individual Capacity.  The Administrative Agent and its
                    -------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Administrative Agent were not an Agent. With respect to the Loans made by it and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Required Lenders", "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 8.03   Delegation of Duties.  The Administrative Agent may execute
                    --------------------
any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.07.

     Section 8.04   Reliance by the Administrative Agent.  The Administrative
                    ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, or all of the Lenders, if applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, if applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     Section 8.05   Notice of Default.  The Administrative Agent shall not be
                    -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the
                                  --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 8.06   Non-Reliance on the Agents and Other Lenders.  Each Lender
                    --------------------------------------------
expressly acknowledges that no Agent or officer, director, employee, agent, attorney-in-fact or affiliate of any Agent has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower. No Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 8.07   Exculpatory Provisions.  The Administrative Agent shall not,
                    ----------------------
and no officers, directors, employees, agents, attorneys-in-fact or affiliates of the Administrative Agent, shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document (except for its own gross negligence, willful misconduct or bad faith) or (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its officers contained in this Agreement, in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made by any other Person herein or therein or made by any other Person in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     Section 8.08   Indemnification.  The Lenders agree to indemnify the
                    ---------------
Administrative Agent, in its capacity as such, and hold the Administrative Agent, in its capacity as such, harmless ratably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the full payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated hereby or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, that no Lender shall be liable
                                       --------
to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses or disbursements resulting from the gross negligence, willful misconduct or bad faith of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the reasonable opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreement in this Section 8.08 shall survive the payment of all Loans, Letter of Credit Liabilities, fees and other obligations of the Borrower arising hereunder.

     Section 8.09   Resignation; Successors.  The Administrative Agent may
                    -----------------------
resign as Administrative Agent upon 20 days' notice to the Lenders. Upon the resignation of the Administrative Agent, the Required Lenders shall appoint from among the Lenders a successor to the Administrative Agent, subject to prior approval by the Borrower (so long as no Event of Default exists) and the consent of the Required Lenders (such approval or consent, as the case may be, not to be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the retiring Administrative Agent, and the term "Administrative Agent" shall include such successor Administrative Agent effective upon its appointment, and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any other Loan Document. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement or any other Loan Document.

     Section 8.10   Administrative Agent's Fees; Arranger Fee.  The Borrower
                    -----------------------------------------
shall pay to the Administrative Agent for its own account and to First Union Securities, Inc., in its capacity as Co-Lead Arranger, for its own account, fees in the amounts and at the times agreed upon between the Borrower, the Administrative Agent and First Union Securities, Inc., respectively, pursuant to the Fee Letter.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01   Notices.  Except as otherwise expressly provided herein, all
                    -------
notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto:

     if to the Borrower:

          PPL Energy Supply, LLC
          Two North Ninth Street
          Allentown, PA 18101-1179
          Attention:  James E. Abel

          Telephone:  610-774-5151
          Facsimile:  610-774-5106


     with a copy to:

          PPL Energy Supply, LLC
          Two North Ninth Street
          Allentown, PA 18101-1179
          Attention:  Michael A. McGrail, Esq.
          Telephone:  610-774-5644
          Facsimile:  610-774-6726


     if to the Administrative Agent:

          First Union National Bank
          One First Union Center
          301 South College Street - NC0251
          Charlotte, North Carolina 28288
          Attention:  Mike Kolosowsky
          Telephone:  704-383-8225
          Facsimile:  704-383-7611


     with a copy to:

          First Union National Bank
          201 South College Street, 23/rd/ Floor
          Charlotte, North Carolina 28288
          Attention:  Syndications Agency Services
          Telephone:  704-383-3721
          Facsimile:  704-383-0288


     with a copy to:

          Mayer, Brown & Platt
          100 North Tryon Street, Suite 2400
          Charlotte, North Carolina 28202
          Attention:  James R. Bryant III, Esq.
          Telephone:  704-444-3558
          Facsimile:  704-377-2033

     Section 9.02   No Waivers; Non-Exclusive Remedies.  No failure by any Agent
                    ----------------------------------
or any Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any Revolving Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03   Expenses; Indemnification.
                    -------------------------

     (a)  Expenses.  The Borrower shall pay (i) all out-of-pocket expenses of
          --------
the Agents, including legal fees and disbursements of Mayer, Brown & Platt and any other local counsel retained by the Administrative Agent, in its reasonable discretion, in connection with the preparation, execution, delivery and administration of the Loan Documents, the syndication efforts of the Agents with respect thereto, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agents and each Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and restructuring, workout, collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, that the Borrower shall not be liable for any legal fees or
           --------
disbursements of any counsel for the Agents and the Lenders other than Mayer, Brown & Platt associated with the preparation, execution and delivery of this Agreement and the closing documents contemplated hereby.

     (b)  Indemnity in Respect of Loan Documents.  The Borrower agrees to
          --------------------------------------
indemnify the Agents and each Lender, their respective Affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever, including, without limitation, the reasonable fees and disbursements of counsel, which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided, that no Indemnitee shall have the right to be indemnified hereunder
--------
for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

     (c)  Indemnity in Respect of Environmental Liabilities.  The Borrower
          -------------------------------------------------
agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Lender in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights of contribution or any other rights of recovery with respect to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses and disbursements arising under or related to Environmental Laws that it might have by statute or otherwise against any Lender.

     Section 9.04   Sharing of Set-Offs.  Each Lender agrees that if it shall,
                    -------------------
by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Revolving Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Revolving Note and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Revolving Notes and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, in each case as may be required so that all such payments of principal and interest with respect to the Revolving Notes and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided, that nothing in this Section shall
                                   --------
impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrower other than its indebtedness hereunder.

     Section 9.05   Amendments and Waivers.  Any provision of this Agreement or
                    ----------------------
the Revolving Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent or any Issuing Lenders are affected thereby, by the Administrative Agent or such Issuing Lender, as relevant); provided, that no such amendment or waiver shall, unless signed by
           --------
all of the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all of the Lenders) or subject any Lender to any additional obligation (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of mandatory reductions in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender as in effect at any time shall not constitute an increase in such Commitment), (ii) reduce the principal of or rate of interest on any Loan (except in connection with a waiver of applicability of any post-default increase in interest rates) or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or for any scheduled reduction or termination of any Commitment or (except as expressly provided in Article III) expiration date of any Letter of Credit, (iv) postpone or change the date fixed for any scheduled payment of principal of any Loan, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Notes and Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (vi) release (other than a release pursuant to Section 17 of the Parent Guarantee) the Parent from all or any material portion of its obligations under the Parent Guarantee.

     Section 9.06   Successors and Assigns.
                    ----------------------

     (a)  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.09 of this Agreement.

     (b)  Participations.  Any Lender may at any time grant to one or more banks
          --------------
or other financial institutions or special purpose funding vehicle (each a "Participant") participating interests in its Commitments and/or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided,
                                                                      --------
that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement which would (i) extend the Revolving Termination Date, reduce the rate or extend the time of payment of principal, interest or fees on any Loan or Letter of Credit Liability in which such Participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan or Letter of Credit Liability shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof) or (ii) allow the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, without the consent of the Participant, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section
6.09 of this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article II with respect to its participating interest to the same extent as if it were a Lender, subject to the same limitations, and in no case shall any Participant be entitled to receive any amount payable pursuant to Article 2 that is greater that the amount the Lender granting such Participant's participating interest would have been entitled to receive had such Lender not sold such participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c)  Assignments Generally.  Any Lender may at any time assign to one or
          ---------------------
more Eligible Assignees (each, an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 or any larger multiple of $1,000,000), of its rights and obligations under this Agreement and the Revolving Notes with respect to its Revolving Loans and, if still in existence, its Revolving Commitment, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C attached hereto executed by such Assignee and such transferor, with (and subject to) the consent of the Borrower, which shall not be unreasonably withheld, the Administrative Agent and the Issuing Lenders, which consent shall not be unreasonably withheld; provided, that if an Assignee is an Affiliate of
                              --------
such transferor Lender or was a Lender immediately prior to such assignment, no such consent of the Borrower shall be required; provided, further, that if at
                                                --------  -------
the time of such assignment a Default or an Event of Default has occurred and is continuing, no such consent of the Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor of an amount equal to the purchase price agreed between such transferor and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Revolving Note is issued to the Assignee. In connection with any such assignment, the transferor shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or any state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Taxes in accordance with Section 2.16.

     (d)  Assignments to Federal Reserve Banks.  Any Lender may at any time
          ------------------------------------
assign all or any portion of its rights under this Agreement and its Revolving Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     (e)  Register.  The Borrower hereby designates the Administrative Agent to
          --------
serve as the Borrower's agent, solely for purposes of this subsection 9.06(e), to (i) maintain a register (the "Register") on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person in whose name a Loan and the Revolving Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Revolving Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 9.06(e), otherwise complies with Section 9.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Commitments, Loans and Revolving Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Revolving Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement and payment of the administrative fee referred to in

Section 9.06(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. The Borrower may not replace any Lender pursuant to Section 2.07(b), unless, with respect to any Revolving Notes held by such Lender, the requirements of subsection 9.06(c) and this subsection 9.06(e) have been satisfied.

     Section 9.07   Governing Law; Submission to Jurisdiction.  This Agreement
                    -----------------------------------------
and each Revolving Note shall be governed by and construed in accordance with the internal laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.08   Counterparts; Integration; Effectiveness.  This Agreement
                    ----------------------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 9.09   Generally Accepted Accounting Principles.  Unless otherwise
                    ----------------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries most recently delivered to the Lenders; provided, that, if the
                                                     --------
Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     Section 9.10   Usage.  The following rules of construction and usage shall
                    -----
be applicable to this Agreement and to any instrument or agreement that is governed by or referred to in this Agreement.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby or referred to herein and in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

     (b) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement or in any instrument or agreement governed here shall be construed to refer to this Agreement or such instrument or agreement, as applicable, in its entirety and not to any particular provision or subdivision hereof or thereof.

     (c) References in this Agreement to "Article", "Section", "Exhibit", "Schedule" or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, this Agreement unless the context otherwise requires; references in any instrument or agreement governed by or referred to in this Agreement to "Article", "Section", "Exhibit", "Schedule" or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, such instrument or agreement unless the context otherwise requires.

     (d) The definitions contained in this Agreement shall apply equally to the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word "will" shall be construed to have the same meaning as the word "shall". The term "including" shall be construed to have the same meaning as the phrase "including without limitation".

     (e) Unless the context otherwise requires, any definition of or reference to any agreement, instrument, statute or document contained in this Agreement or in any agreement or instrument that is governed by or referred to in this Agreement shall be construed (i) as referring to such agreement, instrument, statute or document as the same may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any agreement or instrument governed by or referred to in this Agreement), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) to include (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Any reference to any Person shall be construed to include such Person's successors and permitted assigns.

     (f) Unless the context otherwise requires, whenever any statement is qualified by "to the best knowledge of" or "known to" (or a similar phrase) any Person that is not a natural person, it is intended to indicate that the senior management of such Person has conducted a commercially reasonable inquiry and investigation prior to making such statement and no member of the senior management of such Person (including managers, in the case of limited liability companies, and general partners, in the case of partnerships) has current actual knowledge of the inaccuracy of such statement.

     Section 9.11   WAIVER OF JURY TRIAL.  THE BORROWER HEREBY IRREVOCABLY
                    --------------------
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.12   Confidentiality.  Each Lender agrees to hold all non-public
                    ---------------
information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided,
                                                                     --------
that nothing herein shall prevent any Lender from disclosing such information
(i) to any other Lender or to any Agent, (ii) to any other Person if reasonably incidental to the administration of the Loans and Letter of Credit Liabilities,
(iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Lender prohibited by this Agreement, (vi) in connection with any litigation to which any Agent, any Lender or any of their respective Subsidiaries or Affiliates may be party, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) to such Lender's or Agent's and their respective Affiliates and their directors, officers, employees and agents including legal counsel and independent auditors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and (ix) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee. Notwithstanding the foregoing, any Agent, any Lender or Mayer, Brown & Platt may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web in, each case, after the closing of the transactions contemplated by this Agreement in the form of a "tombstone" or other release limited to describing the names of the Borrower or its Affiliates, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PPL ENERGY SUPPLY, LLC

                                        By:________________________________
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK,
                                          as Administrative Agent

                                        By:________________________________
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK,
                                          as Issuing Lender


                                        By:________________________________
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK, as a Lender


                                        By:________________________________
                                        Name:
                                        Title:

                                        BANK OF AMERICA, N.A, as a Lender


                                        By:--------------------------------
                                        Name:
                                        Title:


                                        Address:
                                        901 Main Street
                                        Dallas, Texas 75202
                                        TX1-492-14-05
                                        Attention:  Hari Kalyandurg
                                        Telephone: 214-209-2354
                                        Facsimile:  214-290-9413

                                        THE BANK OF NOVA SCOTIA, as a Lender


                                        By:________________________________
                                        Name:
                                        Title:


                                        Address:
                                        One Liberty Plaza, 26/th/ Floor
                                        New York, New York 10006
                                        Attention: Randy Crath
                                        Telephone: 212-225-5231
                                        Facsimile: 214-225-5090

                                        BANK ONE, NA, as a Lender


                                        By:________________________________
                                        Name:
                                        Title:

                                        Address:
                                        1 Bank One Plaza, Suite IL1-0634
                                        Chicago, Illinois 60670
                                        Attention: Ben Oliva
                                        Telephone: 312-732-5987
                                        Facsimile: 312-732-4840

                                        BARCLAYS BANK PLC, as a Lender


                                        By:________________________________
                                        Name:
                                        Title:

                                        Address:
                                        222 Broadway, 11/th/ Floor
                                        New York, New York 10038
                                        Attention: Jeff Pannullo
                                        Telephone: 212-412-3724
                                        Facsimile: 212-412-5306

                                        THE CHASE MANHATTAN BANK, as a Lender


                                        By:________________________________
                                        Name:
                                        Title:

                                        Address:
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081
                                        Attention: Lynette Lang
                                        Telephone: 212-552-7692
                                        Facsimile: 212-552-5777

                                        CIBC INC., as a Lender


                                        By:________________________________
                                        Name:
                                        Title:

                                        Address:
                                        2727 Paces Ferry Road, Suite 1200
                                        2 Paces West, Building 2
                                        Atlanta, Georgia 30339
                                        Attention: Beverly Bowman
                                        Telephone: 770-319-4824
                                        Facsimile: 770-319-4950

                                        CITIBANK, N.A., as a Lender


                                        By:______________________________
                                        Name:
                                        Title:

                                        Address:
                                        2 Penns Way
                                        New Castle, Delaware 19720
                                        Attention: Karen Riley
                                        Telephone: 302-894-6084
                                        Facsimile:  302-894-6120

                                        CREDIT SUISSE FIRST BOSTON, as a Lender

                                        By:______________________________
                                        Name:
                                        Title:


                                        By:______________________________
                                        Name:
                                        Title:

                                        Address:
                                        11 Madison Avenue
                                        New York, New York 10010-3629
                                        Attention: Andrea Shkane
                                        Telephone: 212-325-6513
                                        Facsimile: 214-325-8309

                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, as a Lender


                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        1251 Avenue of the Americas
                                        New York, New York 10020-1104
                                        Attention: Christine Francese
                                        Telephone: 212-282-4097
                                        Facsimile: 212-282-4480

                                        KBC BANK N.V., as a Lender


                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        125 West 55/th/ Street
                                        New York, New York 10019
                                        Attention: Charlene Cumberbatch
                                        Telephone: 212-541-0653
                                        Facsimile: 212-956-5581

                                        MELLON BANK N.A., as a Lender


                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        One Mellon Center
                                        Room 4530
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention: Mark W. Rogers
                                        Telephone: 412-234-1888
                                        Facsimile: 412-209-1840

                                        THE NORTHERN TRUST COMPANY, as a
                                        Lender



                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        50 South LaSalle, 11/th/ Floor
                                        Chicago, Illinois 60675
                                        Attention: Linda Honda
                                        Telephone: 312-444-3532
                                        Facsimile: 312-630-1566

                                        PNC BANK, NATIONAL ASSOCIATION, as a
                                        Lender



                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        Firstside Center, 4/th/ Floor
                                        500 First Avenue
                                        Pittsburgh, Pennsylvania 15279
                                        Attention: Tina Lanuka
                                        Telephone: 412-768-5876
                                        Facsimile: 412-768-4586

                                        UNION BANK OF CALIFORNIA, N.A., as a
                                        Lender



                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        601 Potrero Grande Drive
                                        Monterey Park, California 91754
                                        Attention: Gohar Karapetyan
                                        Telephone: 323-720-2697
                                        Facsimile: 323-724-6198

                                        UBS AG, STAMFORD BRANCH, as a Lender



                                        By:_____________________________
                                        Name:
                                        Title:

                                        Address:
                                        677 Washington Boulevard
                                        Stamford, Connecticut 06901
                                        Attention: Deborah Porter
                                        Telephone: 203-719-6391
                                        Facsimile: 203-719-3888

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, NEW YORK BRANCH, as a
                                        Lender


                                        By:_____________________________
                                        Name:
                                        Title:

                                        By:-----------------------------
                                        Name:
                                        Title:


                                        Address:
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Philip Green
                                        Telephone: 212-852-6113
                                        Facsimile: 212-302-7946

 ____________________________________________________________________________


                           APPENDICES AND SCHEDULES


                                      to


                           364-DAY CREDIT AGREEMENT


                           dated as of June 26, 2001


                                     among


                            PPL ENERGY SUPPLY, LLC,

                  THE LENDERS FROM TIME TO TIME PARTY HERETO,


                           FIRST UNION NATIONAL BANK
                  as Administrative Agent and Issuing Lender,

                                CITIBANK, N.A.,
                             as Syndication Agent,

                                      and

                              BARCLAYS BANK PLC,

                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                               NEW YORK BRANCH,

                                      and

                                BANK ONE, N.A.,
                            as Documentation Agents


 ____________________________________________________________________________

                              Commitment Appendix
                              -------------------

                                         Revolving                        Commitment
               Lender                   Commitment                           Date
               ------                   ----------                           ----
     First Union National Bank          $ 55,982,666                     June 26, 2001
           Citibank, N.A.               $ 55,982,666                     June 26, 2001
         Barclays Bank PLC              $ 61,709,939                     June 26, 2001
      Westdeutsche Landesbank
   Girozentrale, New York Branch        $ 61,709,939                     June 26, 2001
           Bank One, N.A.               $ 54,545,455                     June 26, 2001
   The Industrial Bank of Japan,
           Limited                      $ 33,333,333                     June 26, 2001
      The Bank of Nova Scotia           $ 54,545,455                     June 26, 2001
       Bank of America, N.A.            $ 54,545,455                     June 26, 2001
          Mellon Bank N.A.              $ 27,272,727                     June 26, 2001
      The Chase Manhattan Bank          $ 22,222,222                     June 26, 2001
             CIBC, Inc.                 $ 27,272,727                     June 26, 2001
   Union Bank of California, N.A.       $ 16,968,326                     June 26, 2001
     Credit Suisse First Boston         $  7,090,909                     June 26, 2001
   PNC Bank, National Association       $ 13,636,364                     June 26, 2001
          UBS AG, Stamford              $ 20,000,000                     June 26, 2001
           KBC Bank N.V.                $  8,181,818                     June 26, 2001
     The Northern Trust Company         $ 25,000,000                     June 26, 2001
                                         -----------
                                        $600,000,000

                                                                   SCHEDULE 3.01


                          Existing Letters of Credit

                                     None.

                                                                   SCHEDULE 5.06



                               Litigation, Etc.
Litigation, arbitration and administrative proceedings disclosed in or contemplated by the Parent's Annual Report on Form 10-K to the SEC for the Year Ended, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since January 1, 2001.

                                                                   SCHEDULE 5.12


                            Restricted Subsidiaries

Restricted Subsidiary                               Jurisdiction of Organization
---------------------                               ----------------------------

PPL Generation, LLC                                           Delaware
PPL Montana Holdings, LLC                                     Delaware
PPL Montana, LLC                                              Delaware
PPL Martins Creek, LLC                                        Delaware
PPL Brunner Island, LLC                                       Delaware
PPL Montour, LLC                                              Delaware
PPL Susquehanna, LLC                                          Delaware
PPL Wallingford LLC                                           Connecticut
PPL Southwest Generation Holdings, LLC                        Delaware
PPL Interstate Energy Company (corporation)                   Delaware
PPL Holtwood, LLC                                             Delaware
PPL Maine, LLC                                                Delaware
PPL EnergyPlus, LLC                                           Pennsylvania
PPL Global, LLC                                               Delaware
PPL Large Scale Distributed Generation, LLC                   Delaware
PPL Large Scale Distributed Generation II, LLC                Delaware
PPL Investment Corporation                                    Delaware

                                                                   SCHEDULE 6.08

                                Existing Liens

1. PPL Montana, LLC and PPL Montana Holdings, LLC: Liens in favor of Citicorp relating to an environmental wireless network for Colstrip, the value of the obligations secured by such Lien being approximately $20,000, and Liens associated with pending transactions with Citicorp North America, Inc. to provide financing of a Honeywell plant simulator, the value of the obligations secured by such Lien being approximately $810,000, and a telephone system, the value of the obligations secured by such Lien being approximately $275,000, for Colstrip.

                                                                   SCHEDULE 6.12

                            Restrictive Agreements

1. PPL Montana, LLC and PPL Montana Holdings, LLC: Restrictions on the payment of dividends and similar distributions contained in the credit facilities referred to in Schedule 6.15; and restrictions arising in connection with the pass-through certificates, lessor notes and other lease obligations relating to PPL Montana's leases relating to the Colstrip Facility.

2.       Restrictions arising in connection with the Caribou Joint Venture.

                                                                   SCHEDULE 6.15

                                 Existing Debt


1. Debt existing under PPL Montana, LLC's $150 million 364-Day Revolving Credit Facility (Tack-On Facility) with Chase/J.P. Morgan and other Lenders named therein.

2. Debt existing under PPL Montana, LLC's $100 million Three-Year Working Capital Facility with Chase/J.P. Morgan and other Lenders named therein.

3.       Existing Debt of PPL Large Scale Distributed Generation, LLC.

4.       Existing Debt of PPL Large Scale Distributed Generation II, LLC.

    ___________________________________________________________________


                                   EXHIBITS


                                      to


                           364-DAY CREDIT AGREEMENT


                           dated as of June 26, 2001


                                     among


                            PPL ENERGY SUPPLY, LLC,

                  THE LENDERS FROM TIME TO TIME PARTY HERETO,


                           FIRST UNION NATIONAL BANK
                  as Administrative Agent and Issuing Lender,

                                CITIBANK, N.A.,
                             as Syndication Agent,

                                      and

                              BARCLAYS BANK PLC,

                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                               NEW YORK BRANCH,

                                      and

                                BANK ONE, N.A.,
                            as Documentation Agents

    ____________________________________________________________________

                                                                     EXHIBIT A-1

                          Form of Notice of Borrowing


                                                         ________________, _____

First Union National Bank
  as Administrative Agent
[ADMINISTRATIVE AGENT A NOTICE ADDRESS]

Ladies and Gentlemen:

              This notice shall constitute a "Notice of Borrowing" pursuant to Section 2.02 of the Credit Agreement dated as of June 26, 2001 (the "Credit Agreement") among PPL Energy Supply, LLC, the lending institutions party thereto from time to time and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

              1. The date of the Borrowing will be ________________, _________./1/

              2. The aggregate principal amount of the Borrowing will be $__________________./2/

              3.  The Borrowing will consist of [Base Rate] [Euro-Dollar] Loans.

              4. The initial Interest Period for the Loans comprising such Borrowing shall be _____________./3/

              5.  Transfer Instructions:

              [Insert appropriate delivery instructions, which shall include bank and account number].

                                             PPL ENERGY SUPPLY, LLC



                                             By:____________________________
                                             Name:
                                             Title:
___________________
/1/    Must be a Business Day.

/2/    Must be an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000.

/3/    Applicable only in the case of a Base Rate Borrowing.  For Euro-Dollar
Loans, inset "one month", "two months", "three", months" or "six months", (subject to the provisions of the definition of Interest Period).

                                                                     EXHIBIT A-2

                   Form of Notice of Conversion/Continuation


                                                    ______________________, ____

First Union National Bank,
  as Administrative Agent
[ADMINISTRATIVE AGENT A NOTICE ADDRESS]

Ladies and Gentlemen:

              This notice shall constitute a "Notice of Conversion/Continuation" pursuant to Section 2.05(d)(ii) of the Credit Agreement dated as of June 26, 2001 (the "Credit Agreement") among PPL Energy Supply, LLC, the lending institutions party thereto from time to time and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

              1. The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Euro-Dollar Loans currently outstanding having an Interest Period of _____ months and ending on the Election Date specified below].

              2. The date on which the conversion/continuation selected hereby is to be effective is ________________, ____ (the "Election Date")./1/

              3. The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $___________________./2/

              4. The Group of Loans (or portion thereof) which are to be converted will bear interest based upon the [Base Rate] [Adjusted London Interbank Offered Rate]. The Group of Loans (or portion thereof) which are to be continued will bear interest based upon the [Base Rate][Adjusted London Interbank Offered Rate].

              5.   The Interest Period for such Loans will be
____________________./3/

/1/    Must be a Business Day.

/2/    Must be an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000.

/3/    Applicable only in the case of a Base Rate Borrowing.  For Euro-Dollar
Loans, inset "one month", "two months", "three", months" or "six months", (subject to the provisions of the definition of Interest Period).

                                     PPL ENERGY SUPPLY, LLC




                                     By: ___________________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT A-3

                       Form of Letter of Credit Request


                                                              ____________, ____

First Union National Bank, N.A.,
  as Issuing Lender
[ISSUING LENDER NOTICE ADDRESS]

Ladies and Gentlemen:

             This notice shall constitute a "Letter of Credit Request" pursuant to Section 3.03 of the Credit Agreement dated as of June 26, 2001 (the "Credit Agreement") among PPL Electric Utilities Corporation, the lending institutions party thereto from time to time and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

             The undersigned hereby requests that the Issuing Lender issue a Standby Letter of Credit on ______________, ____/1/ in the aggregate amount of $_______. [This request is to extend an Letter of Credit previously issued under the Credit Agreement; Letter of Credit No.]

             The beneficiary of the requested Standby Letter of Credit will be ___________/2/, and such Standby Letter of Credit will be in support of
_____________/3/ and will have a stated termination date of ____________/4/.

             Copies of all documentation with respect to the supported transaction are attached hereto.

                                              PPL ELECTRIC SUPPLY, LLC




                                              By: ______________________________
                                              Name:
                                              Title:
____________________________________
/1/    Must be a Business Day.

/2/    Insert name and address of beneficiary.

/3/    Insert a description of the obligations, the name of each agreement and/or a description of the commercial transaction to which this Letter of Credit Request relates.

/4/    Insert the last date upon which drafts may be presented (which may not be later than one year after the date of issuance specified above or beyond the fifth Business Day prior to the Revolving Termination Date).

APPROVED:

FIRST UNION NATIONAL BANK

By: ________________________
 Name:
 Title:

                                                                     EXHIBIT A-4

                           Form of Extension Letter


                                                              ____________, ____

First Union National Bank,
  as Administrative Agent
[ADMINISTRATIVE AGENT NOTICE ADDRESS]

Ladies and Gentlemen:

           This notice shall constitute a request pursuant to Section 2.07(c)(i) of the Credit Agreement dated as of June 26, 2001 (the "Credit Agreement") among PPL Electric Utilities Corporation, the lending institutions party thereto from time to time and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

           The undersigned hereby requests that the Lenders extend the Revolving Termination Date to [EXTENSION DATE].




                                              PPL ENERGY SUPPLY, LLC




                                              By: ______________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT B

                            Form of Revolving Note

                                                       Charlotte, North Carolina
                                                             [Dated on or before
                                                               the Closing Date]


               For value received, PPL ELECTRIC UTILITIES CORPORATION, a Delaware corporation company (the "Borrower"), promises to pay to the order of _______________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Revolving Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Revolving Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Union National Bank, [ADMINISTRATIVE AGENT A NOTICE ADDRESS].

               All Revolving Loans made by the Lender, the respective Types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Revolving Loan then outstanding shall be endorsed by the Lender on the schedule attached to and made a part hereof; provided that the
                                                           --------
failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is one of the Revolving Notes referred to in the 364-Day Credit Agreement dated as of June 26, 2001 (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the lending institutions party thereto from time to time and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                              PPL ELECTRIC SUPPLY, LLC




                                              By: ______________________________
                                              Name:
                                              Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

---------------- ---------------- ------------- ------------- ------------------
                                                  Amount of
                     Amount of                    Principal        Notation
      Date             Loan            Type         Repaid          Made By
---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

---------------- ---------------- ------------- ------------- ------------------
---------------- ---------------- ------------- ------------- ------------------

                                                                       EXHIBIT C

                  Form of Assignment and Assumption Agreement

      Reference is made to the 364-Day Credit Agreement dated as of June 26, 2001 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") among PPL Electric Utilities Corporation, a Pennsylvania corporation (the "Borrower"), the Lenders from time to time party thereto, First Union National Bank, as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent, and Barclays Bank plc, Westdeutsche Landesbank Girozentrale, New York Branch and Bank One, N.A., as Documentation Agents. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Assignment Effective Date"), the interests set forth below (collectively, the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (i) the interests set forth in Schedule 1 in the Revolving Commitment of the Assignor on the Assignment Effective Date, (ii) the Revolving Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Assignment Effective Date and (iii) the Assignor's participation interests in all Letters of Credit as of the Assignment Effective Date. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Assignment Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Assignment Effective Date shall be remitted to the Assignee. From and after the Assignment Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

          2. The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder and that such Assigned Interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or for the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; [and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto[; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for new Note payable to the order of the Assignee in the amount specified on line (j) of Schedule 1, and to the order of the Assignor in the amount, if any, specified on line(i) of
Schedule 1].

          3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 2.16(e) of the Credit Agreement.

          4. Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the "Assignment Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Assignment Effective Date (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement [and the Note] in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest, Commitment Fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [and the Note] for periods prior to the Assignment Effective Date directly between themselves.

          7. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York. This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Assumption by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

          8. This Assignment and Assumption shall be effective only upon consent of the Administrative Agent and the Issuing Lenders (and, if applicable, the Borrower) and delivery to the Administrative Agent of this Assignment and Assumption, together with the transfer fee payable pursuant to Section 9.06(c) of the Credit Agreement in connection herewith and recordation in the Register pursuant to Section 9.06(e) of the Credit Agreement of the terms hereof.



                          [Signature Page to Follow]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Assumption Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                          [         ], as Assignor


                                          By:  _________________________________
                                                Name:
                                                Title:


                                          [         ], as Assignee


                                          By:  _________________________________
                                                Name:
                                                Title:




                                          Notice address of Assignee:
                                          Attn:
                                          Telephone: (___)
                                          Telecopy: (___)
                                          [Domestic Lending Office:]
                                          [Eurodollar Lending Office:]


CONSENTED TO:

FIRST UNION NATIONAL BANK, as Administrative Agent

By:  _______________________________
      Name:
      Title:


FIRST UNION NATIONAL BANK, as Issuing Lender

By:  _______________________________
      Name:
      Title:


[PPL ELECTRIC UTILITIES CORPORATION, as Borrower

By:  ________________________________________________
      Name:
      Title:]

                                                                      SCHEDULE 1
                                                                              TO
                                                       ASSIGNMENT AND ASSUMPTION

(a)   Date of Assignment:

(b)   Legal Name of Assignor:

(c)   Legal Name of Assignee:

(d)   Effective Date of Assignment/1/

(e)   Revolving Commitment Assigned (expressed as a percentage
      set forth to at least 8 decimals)                              __________%
(f)   Revolving Commitment of Assignee after giving effect to
      this Assignment and Assumption as of the Assignment
      Effective Date (set forth to at least 8 decimals)              __________%
(g)   Revolving Commitment of Assignor after giving effect to
      this Assignment and Assumption as of the Assignment
      Effective Date (set forth to at least 8 decimals)              __________%
(h)   Aggregate Revolving Commitment of all Lenders as of
      Assignment Effective Date                                 $_______________
(i)   Dollar Amount of Assignor's Revolving Commitment as
      of the Assignment Effective Date (the amount set forth
      in (h) multiplied by the percentage set forth in (g))     $_______________
(j)   Dollar Amount of Assignee's Revolving Commitment as
      of the Assignment Effective Date (the amount set
      forth in (h) multiplied by the percentage set forth
      in (f))                                                   $_______________


_________________________
/1/   This date should be no earlier than five Business Days after the delivery of this Assignment and Assumption Agreement to the Administrative Agent.

                                                                       EXHIBIT D

                  Form of Opinion of Counsel for the Borrower